                                                                  EXHIBIT 10.137


                      AMENDMENT NO. 2 AND RESTATEMENT OF
                         CREDIT AND SECURITY AGREEMENT


                                    between


                     APPLIED BIOSCIENCE INTERNATIONAL INC.
                                   (Lender)

                                      and

                            ENVIRON HOLDINGS, INC.,
                                      and
                       ENVIRON INTERNATIONAL CORPORATION
                                  (Borrower)



                         Dated as of November 24, 1999

                               TABLE OF CONTENTS
                               -----------------

                                                                                              PAGE NO.
                                                                                              -------
ARTICLE I CONSTRUCTION AND DEFINED TERMS.........................................................1
SECTION 1.01.     Articles and Sections..........................................................1
SECTION 1.02.     Exhibits and Schedules.........................................................1
SECTION 1.03.     Credit Documents...............................................................1
SECTION 1.04.     Discretionary Consents.........................................................1
SECTION 1.05.     Accounting Terms...............................................................2
SECTION 1.06.     Time...........................................................................2
SECTION 1.07.     Defined Terms..................................................................2

ARTICLE II-A CREDIT FACILITY - REVOLVING CREDIT LOANS............................................20
SECTION 2A.01.    Revolving Credit Loans.........................................................20
SECTION 2A.02.    Requests.......................................................................20
SECTION 2A.03.    Covenant to Pay;  Revolving Credit Notes.......................................20
SECTION 2A.04.    Interest Payments..............................................................21
SECTION 2A.05.    Principal Payments.............................................................21
SECTION 2A.06.    Collateral Account Payments....................................................21
SECTION 2A.07.    Use of Revolving Credit Loan Proceeds..........................................21

ARTICLE II-B CREDIT FACILITY - TERM LOAN AND ACQUISITION
     LOAN         ...............................................................................21
SECTION 2B.01.    Term Loan and Acquisition Loan.................................................21
SECTION 2B.02.    Covenant to Pay;  Term Note....................................................21
SECTION 2B.03.    Payment Schedule...............................................................21
SECTION 2B.04.    Use of Term Loan and Acquisition Loan Proceeds.................................22

ARTICLE II-C CREDIT FACILITY - LETTERS OF CREDIT.................................................22
SECTION 2C.01.    Letter of Credit Applications..................................................22
SECTION 2C.02.    Letter of Credit Expiry Dates..................................................22
SECTION 2C.03.    Letter of Credit Fees..........................................................22
SECTION 2C.04.    Letter of Credit Reserves......................................................22
SECTION 2C.05.    Payments on Letters of Credit..................................................22
SECTION 2C.06.    Instruction to Pay; Indemnification............................................23
SECTION 2C.07.    Use of Letters of Credit.......................................................24
SECTION 2C.08.    Letters of Credit Denominated in Other Than U.S. Dollars.......................24

ARTICLE II-D CREDIT FACILITY - GENERAL CREDIT PROVISIONS.........................................24
SECTION 2D.01.    Lender Records.................................................................24
SECTION 2D.02.    Computation of Interest........................................................25
SECTION 2D.03.    Late Charges; Default Interest.................................................25
SECTION 2D.04.    Omitted........................................................................25
SECTION 2D.05.    Unused Credit Fee..............................................................25
SECTION 2D.06.    Mandatory Additional Payments..................................................25
SECTION 2D.07.    Prepayments....................................................................25

SECTION 2D.08.    Manner of Payments.............................................................26
SECTION 2D.09.    Application of Payments........................................................26
SECTION 2D.10.    Capital Adequacy...............................................................26
SECTION 2D.11.    Rate Adequacy..................................................................26
SECTION 2D.12.    Regulatory Change..............................................................26
SECTION 2D.13.    Designation of Agent and Attorney-in-Fact......................................27
SECTION 2D.14.    Net Payments...................................................................28

ARTICLE II-E CREDIT FACILITY - CONDITIONS........................................................29
SECTION 2E.01.    Fulfillment of Conditions......................................................29
SECTION 2E.02.    Conditions to all Loans and Letters of Credit..................................29
SECTION 2E.03.    Conditions to Term Loan. and Acquisition Loan..................................29
SECTION 2E.04.    Conditions to All Revolving Credit Including the Initial Revolving Credit......31

ARTICLE III REPRESENTATIONS AND WARRANTIES.......................................................32
SECTION 3.01.     Conditions.....................................................................32
SECTION 3.02.     Existence......................................................................32
SECTION 3.03.     Action.........................................................................33
SECTION 3.04.     Approvals......................................................................33
SECTION 3.05.     Ownership......................................................................33
SECTION 3.06.     Subsidiaries...................................................................33
SECTION 3.07.     Financial Statements...........................................................34
SECTION 3.08.     Solvency.......................................................................34
SECTION 3.09.     Investments....................................................................34
SECTION 3.10.     Deposit Accounts...............................................................34
SECTION 3.11.     Indebtedness...................................................................34
SECTION 3.12.     Liens..........................................................................34
SECTION 3.13.     Material Agreements............................................................34
SECTION 3.14.     Legal Proceedings..............................................................34
SECTION 3.15.     Accounts.......................................................................34
SECTION 3.16.     Insurance......................................................................34
SECTION 3.17.     Intellectual Property..........................................................34
SECTION 3.18.     Special Property...............................................................34
SECTION 3.19.     Margin Stock...................................................................34
SECTION 3.20.     Tax Identification Numbers.....................................................34
SECTION 3.21.     Business.......................................................................35
SECTION 3.22.     Name, Structure................................................................36
SECTION 3.23.     Designated Locations...........................................................36
SECTION 3.24.     Labor Status...................................................................36
SECTION 3.25.     ERISA Status...................................................................36
SECTION 3.26.     Environmental Status...........................................................38
SECTION 3.27.     Investment Company Act.........................................................39
SECTION 3.28.     Omitted........................................................................39
SECTION 3.29.     Commercial Loan................................................................39
SECTION 3.30.     No Broker......................................................................39

SECTION 3.31.     Obligor Information............................................................39
SECTION 3.32.     Independent Access.............................................................40
SECTION 3.33.     Taxes..........................................................................40
SECTION 3.34.     Applicable Laws................................................................40
SECTION 3.35.     Risk Management Agreements.....................................................40
SECTION 3.36.     Year 2000 Issues...............................................................40
SECTION 3.37.     Direct Obligation; Full Faith and Credit.......................................40
SECTION 3.38.     No Recordation Necessary.......................................................40
SECTION 3.39.     Wages, Severance Pay, Etc......................................................41
SECTION 3.40.     Stock Purchase Agreement.......................................................41
SECTION 3.41.     Omitted........................................................................41
SECTION 3.42.     Omitted........................................................................41
SECTION 3.43.     Principals.....................................................................41

ARTICLE IV AFFIRMATIVE COVENANTS.................................................................41
SECTION 4.01.     Information....................................................................42
SECTION 4.02.     Reporting Notification Events..................................................43
SECTION 4.03.     Existence......................................................................43
SECTION 4.04.     Places of Business.............................................................43
SECTION 4.05.     Property.......................................................................43
SECTION 4.06.     Insurance......................................................................43
SECTION 4.07.     Taxes..........................................................................44
SECTION 4.08.     Compliance with Laws...........................................................44
SECTION 4.09.     Material Agreements............................................................44
SECTION 4.10.     Permitted Indebtedness.........................................................44
SECTION 4.11.     Maintenance of Primary Account.................................................44
SECTION 4.12.     Credit Administration Costs;  Brokers..........................................44
SECTION 4.13.     Review and Audit...............................................................44
SECTION 4.14.     Rate Hedging...................................................................45
SECTION 4.15.     Use of Loan Proceeds...........................................................45
SECTION 4.16.     ERISA and Related Matters......................................................45
SECTION 4.17.     Environmental Matters..........................................................45
SECTION 4.18.     Year 2000 Compatibility........................................................46
SECTION 4.19.     Consolidated Funded Debt to EBITDA.............................................46
SECTION 4.20.     Senior Funded Debt to EBITDA...................................................46
                  ----------------------------
SECTION 4.21.     Net Worth......................................................................46
SECTION 4.22.     Debt Service Coverage..........................................................47
SECTION 4.23.     Negative Net Income............................................................47
SECTION 4.24.     Key Principals.................................................................48
SECTION 4.25.     Capital Contribution...........................................................48

ARTICLE IV-A ADDITIONAL SECURITY PROVISIONS......................................................48
SECTION 4A.01.    Security Interest..............................................................50
SECTION 4A.02.    Chattel Paper and Instruments..................................................50
SECTION 4A.03.    Borrower's Collection Privileges...............................................50
SECTION 4A.04.    Collateral Account.............................................................51

SECTION 4A.05.    Lock-Box.......................................................................51
SECTION 4A.06.    Additional Collateral..........................................................51
SECTION 4A.07.    Further Assurances of Collateral...............................................51

ARTICLE V NEGATIVE COVENANTS.....................................................................51
SECTION 5.01.     Restricted Payments............................................................51
SECTION 5.02.     Investments....................................................................51
SECTION 5.03.     Indebtedness...................................................................51
SECTION 5.04.     Maintenance of Permitted Indebtedness..........................................51
SECTION 5.05.     Judgments......................................................................50
SECTION 5.06.     Transactions with Affiliates and Selling Shareholders..........................52
SECTION 5.07.     Line of Business; Name; Structure..............................................52
SECTION 5.08.     Stock..........................................................................52
SECTION 5.09.     Dividends; Distributions; Repurchases..........................................52
SECTION 5.10.     Subsidiaries...................................................................52
SECTION 5.11.     Control........................................................................52
SECTION 5.12.     Consolidations; Mergers; Dispositions; Acquisitions............................53
SECTION 5.13.     Liens; Bailments; Certain Sales................................................53
SECTION 5.14.     Risk Management Agreements.....................................................53

ARTICLE VI EVENTS OF DEFAULT;  CERTAIN REMEDIES UPON DEFAULT.....................................53
SECTION 6.01.     Events of Default..............................................................53
SECTION 6.02.     Acceleration...................................................................54
SECTION 6.03.     Other Remedies.................................................................56
SECTION 6.04.     Receiver.......................................................................57
SECTION 6.05.     Waivers........................................................................58
SECTION 6.06.     Arbitration....................................................................58

ARTICLE VII MISCELLANEOUS........................................................................59
SECTION 7.01.     Further Assurances.............................................................59
SECTION 7.02.     Successors and Assigns.........................................................59
SECTION 7.03.     Severability...................................................................59
SECTION 7.04.     Governing Law..................................................................59
SECTION 7.05.     Jurisdiction; Venue; Service...................................................60
SECTION 7.06.     Counterparts...................................................................60
SECTION 7.07.     Survival.......................................................................60
SECTION 7.08.     Notices........................................................................60
SECTION 7.09.     Lender Appointed Attorney-in-Fact..............................................61
SECTION 7.10.     Remedies Cumulative............................................................61
SECTION 7.11.     Amendments, Waivers and Consents...............................................61
SECTION 7.12.     Waivers of Claims; Consequential and Punitive Damages..........................62
SECTION 7.13.     No Third Party Beneficiaries...................................................62
SECTION 7.14.     Entire Agreement...............................................................62
SECTION 7.15.     Waiver of Jury Trial...........................................................62
SECTION 7.16.     Judgment Currency..............................................................62

SECTION 7.17.     Waiver of Immunity.............................................................63
SECTION 7.18.     Publicity......................................................................63

ARTICLE VIII  NO FURTHER OBLIGATION - REVOLVING CREDIT LOANS AND LETTERS OF CREDIT...............63
----------------------------------------------------------------------------------

SECTION 8.01.     Repayment of Term Loan and Subordination Agreement.............................63
SECTION 8.02.     Continuing Obligation to Subordinate...........................................64
SECTION 8.03.     EAGL Security..................................................................64

                                   SCHEDULES

         SCHEDULE 3.05     Ownership Disclosure
         SCHEDULE 3.09     Investment Disclosure
         SCHEDULE 3.10     Deposit Accounts Disclosure
         SCHEDULE 3.11     Indebtedness Disclosure
         SCHEDULE 3.12     Lien Disclosure
         SCHEDULE 3.13     Material Agreements Disclosure
         SCHEDULE 3.14     Proceedings Disclosure
         SCHEDULE 3.16     Insurance Disclosure
         SCHEDULE 3.17     Intellectual Property Disclosure
         SCHEDULE 3.18     Special Property Disclosure
         SCHEDULE 3.19     Margin Stock Disclosure
         SCHEDULE 3.20     Tax Identification Number Disclosure
         SCHEDULE 3.21     Business Disclosure
         SCHEDULE 3.22     Name, Structure Disclosure
         SCHEDULE 3.23     Designated Locations Disclosure
         SCHEDULE 3.24     Labor Disclosure
         SCHEDULE 3.25     ERISA Disclosure
         SCHEDULE 3.25A    UK Plan Disclosure
         SCHEDULE 3.26     Environmental Disclosure
         SCHEDULE 3.35     Risk Management Agreements Disclosure
         SCHEDULE 3.39     Benefits Disclosure
         SCHEDULE 3.43     Principals Disclosure

         SCHEDULE I

                      AMENDMENT NO. 2 AND RESTATEMENT OF
                         CREDIT AND SECURITY AGREEMENT


          THIS AMENDMENT NO. 2 AND RESTATEMENT OF CREDIT AND SECURITY AGREEMENT (this "Restatement"), dated this 24th day of November, 1999, made by and among APPLIED BIOSCIENCE INTERNATIONAL INC., a Delaware corporation ("Lender"), ENVIRON HOLDINGS, INC., a Delaware corporation ("EHI"), and ENVIRON INTERNATIONAL CORPORATION (formerly APBI Environmental Sciences Group, Inc.), a Virginia corporation ("US Corporation"), hereby amends and restates in its entirety that certain Credit and Security Agreement dated February 2, 1999 by and among Lender, EHI and US Corporation (as heretofore amended by Amendment No. 1 to Credit and Security Agreement dated March 30, 1999 by and among Lender, EHI and US Corporation, herein the "Credit Agreement").

                             W I T N E S S E T H:

          WHEREAS, Lender, EHI and US Corporation desire to amend and restate in its entirety the Credit Agreement to make minor changes thereto and to correct certain typographical, spelling and other errors and omissions therein.

          NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender, EHI and US Corporation hereby agree to amend and restate in its entirety the Credit Agreement as follows:

                                   ARTICLE I
                        CONSTRUCTION AND DEFINED TERMS

     SECTION 1.01. Articles and Sections.  The Article and Section headings and
                   ---------------------
captions in this Agreement are for convenience only and shall not affect the construction or interpretation of this Agreement. The references in this Agreement to Articles and Sections shall be read as Articles or Sections of this Agreement unless otherwise specifically provided.

     SECTION 1.02. Exhibits and Schedules. The references in this Agreement to
                   ----------------------
specific Exhibits and Schedules shall be read as references to such specific Exhibits and Schedules attached, or intended to be attached, to this Agreement and any counterpart of this Agreement and regardless of whether they are in fact attached to this Agreement, and including any amendments, supplements, and replacements thereto from time to time.

     SECTION 1.03. Credit Documents. References in this Agreement to Credit
                   ----------------
Documents, and any of the documents that are included within the definition of Credit Documents, shall include such amendments, supplements, and replacements as may be made thereto or therefor from time to time.

     SECTION 1.04. Discretionary Consents. Wherever a provision of this
                   ----------------------
Agreement
or any other Credit Document provides for Lender's consent, any such consent may be provided or withheld in Lender's reasonable discretion (unless otherwise expressly provided herein or in such other Credit Document) and the granting of consent in one instance shall not constitute or imply the granting of consent in any similar or other instance.

     SECTION 1.05.  Accounting Terms. Accounting terms used but not otherwise
                    ----------------
defined in this Agreement shall have the meanings provided by, and be construed in accordance with, GAAP.

     SECTION 1.06.  Time. Time is of the essence of this Agreement.
                    ----

     SECTION 1.07.  Defined Terms. Unless otherwise expressly stated in this
                    -------------
Agreement, capitalized terms used in this Agreement shall have the following meanings:

     "Account Debtor" Any Person as to whom any Borrower is a creditor, and including any person obligated to any Borrower pursuant to any Account, Instrument, Chattel Paper, General Intangible, Document, Investment Property, charter or lease, and including any guarantor, endorser, or surety of any of the foregoing Property, and any Person that provides security for any of the foregoing Property, and any maker or endorser of any Item of Payment given to Debtor other than cash.

     "Accounts"  As defined in Section 4A.01.

     "Acquisition Loan" The acquisition loan referred to in Article II-B of this Agreement.

     "Additional LIBOR Costs" Costs that Lender determines are attributable to Lender's making or maintaining Loans based upon the LIBOR Rate or its obligation to make Loans based upon the LIBOR Rate under this Agreement, or any reduction in any amount receivable by Lender under this Agreement in respect of any such Loans or such obligation.

     "Affiliate" means, as to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, and including any Subsidiary of such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through ownership of voting securities, by agreement or otherwise; provided that legal or beneficial ownership of thirty percent (30%) or more of the voting securities (or other ownership interests other than limited partnership interests) of a Person shall in any event be deemed to be control.

     "Applicable Law" As to any Person, all Laws applicable to such Person and all Laws applicable to any Property of such Person.

     "Applicable Revolving Credit Loan Interest Rate" The floating and fluctuating interest rate per annum at all times equal to the LIBOR Market Index Rate plus the Applicable Revolving

Credit Loan Margin. The Applicable Revolving Credit Loan Interest Rate shall increase or decrease, as the case may be, with increases and decreases in the LIBOR Market Index Rate.

     "Applicable Revolving Credit Loan Margin"  Two percent (2.00%) per annum.

     "Applicable Term Loan Interest Rate" The floating and fluctuating interest rate per annum at all times equal to the LIBOR Rate plus the Applicable Term Loan Margin. At the commencement of each Interest Period, the Applicable Term Loan Interest Rate shall increase or decrease, as the case may be, with increases and decreases in the LIBOR Rate. The Applicable Term Loan Interest Rate shall remain in effect, subject to the provisions of this Agreement, from and including the first day of the Interest Period to and including the last day of the Interest Period for which it is determined.

     "Applicable Term Loan Margin"  As set forth in the following schedule:

          -----------------------------------------------------------
            Consolidated Funded Debt        Applicable Term Loan
            to EBITDA                       Margin
          -----------------------------------------------------------
          *  4.0:1                          235 basis points
          -----------------------------------------------------------
          *  3.0:1, but ** 4.0:1            225 basis points
          -----------------------------------------------------------
          *  2.5:1, but ** 3.0:1            215 basis points
          -----------------------------------------------------------
          ** 2.5:1                          175 basis points
          -----------------------------------------------------------

* more than equal to
** less than


     "Article 8" Article 8 of the UCC.

     "Article 9" Article 9 of the UCC.

     "Articles of Incorporation" As to any corporation, the Articles of Incorporation or Certificate of Incorporation, or similar charter document, and all amendments thereto.

     "Available Letter of Credit Amount" The amount equal to the lesser of (a) the Letter of Credit Maximum Amount, or (b) the Available Revolving Credit Amount.

     "Available Revolving Credit Amount" As of any date of determination, the amount equal to (a) the Revolving Credit Committed Amount less (b) the aggregate of the outstanding principal balances of any Revolving Credit Loans and the aggregate face amounts of any outstanding Letters of Credit.

     "Lender Accounts"  As defined in Section 4A.01.

     "Borrower" or "Borrowers" EHI and US Corporation, individually or collectively.

     "Borrower Group"  The Borrowers and their Consolidated Subsidiaries.

     "Borrower Group Agent"  As defined in Section 2D.13.

     "Business Day" Any day other than a Saturday, Sunday or legal holiday on which

Lender is open for the transaction of a substantial part of its business.

     "Capital Adequacy Requirement" Any law, rule, regulation or guideline regarding capital adequacy (including any law, rule, regulation or guideline adopted pursuant to or arising out of the report of the Basle Committee on Lending Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988 (as amended, modified and supplemented and in effect from time to time or any replacement thereof)), or the adoption or implementation of any Regulatory Change regarding capital adequacy, or any change in the interpretation or administration of any thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by Lender (or Lender's holding company) with any request or directive, regarding capital adequacy (whether or not having the force of law) of any Governmental Authority.

     "Capital Expenditure" For any Person, expenditures (including the aggregate amount of Capital Lease Obligations incurred during such period) made by such Person to acquire, use, or construct fixed assets, plant or equipment (including office equipment, software, hardware and other computer equipment), or Real Estate Property and including renewals, improvements and replacements, but excluding repairs, computed in accordance with GAAP.

     "Capital Lease Obligations" For any Person, all obligations of such Person to pay rent or other amounts under a lease of Property, or other agreement conveying the right to use Property, to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP. Notwithstanding the foregoing, Capital Lease Obligations shall also include so-called synthetic leases that would not otherwise be classified as capital leases under GAAP and the amount of such obligations shall be the capitalized amount thereof determined as though such obligations were classified as capital leases under GAAP.

     "Change of Control" A change in the power to direct or cause the direction of the management or policies of any Obligor, whether through ownership of voting securities, by agreement or otherwise. Without limiting the generality of the foregoing, each of the following shall be deemed to constitute a Change in
Control: (a) a change in the legal or beneficial ownership of fifty percent (50%) or more of the voting securities (or other ownership interests other than limited partnership interests) of any Obligor, or (b) except as contemplated in the Shareholder Agreement, if any Obligor is a corporation, the replacement of a majority of the Board of Directors of such Obligor from the Directors who constituted the Board of Directors of such Obligor on the later of (i) the date of election of the original Board of Directors of such Obligor, or (ii) the Effective Date, or (c) if any Obligor is a partnership or limited liability company, the replacement of the managing general partner or managing member, as the case may be, or (d) the sale, transfer, or other disposition of all or substantially all of such Obligor's assets in one or a series of transactions to the extent such sale, transfer or other disposition constitutes a material portion of Borrower Group's business..

     "Chattel Paper" As defined in Section 4A.01.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Collateral" As defined in Section 4A.01.

     "Collateral Account" A non-interest bearing deposit account, or at Lender's election, an interest-bearing deposit account, controlled by Lender, into which Items of Payment processed through the Lock-Box or otherwise received by any Borrower or Lender are to be deposited after an Event of Default and demand by Lender.

     "Collection Costs" All commercially reasonable costs and expenses of administering and enforcing this Agreement and the other Credit Documents, and including any and all costs and expenses of collecting the Obligations and exercising Lender's rights and remedies under the Credit Documents as against the Collateral and any other Property intended by this Agreement and the other Credit Documents to be given to Lender as security for the Obligations.

     "Consolidated" When used with reference to the Consolidated financial statements of the Borrower Group, shall mean the financial statements of EHI and its Consolidated Subsidiaries as consolidated in accordance with GAAP, after the elimination of inter-company items.

     "Consolidated Funded Debt" The sum of all indebtedness for borrowed money, including, without limitation, capital lease obligations, subordinated debt (including debt subordinated to Lender), and unreimbursed drawings under letters of credit, or any other monetary obligation evidenced by a note, bond, debenture or other agreement of that person or entity.

     "Consolidated Subsidiaries" Any Person the assets and liabilities of which are required to be consolidated with those of any Borrower in its consolidated financial statements in accordance with GAAP.

     "Consolidated Tangible Net Worth" The sum of the following in respect of the Borrower Group (on a consolidated basis and excluding intercompany items):
(i) the amount of issued and outstanding share capital, plus (ii) the amount of additional paid-in-capital and retained income (or, in the case of a deficit, minus the amount of such deficit), plus (iii) any accrual for monies to be paid or received from shareholders in connection with the repurchase or sale of stock under the Shareholders Agreement, minus (iv) the following (without duplication of deductions in respect of items already deducted in arriving at surplus and retained earning): the book value of all assets which would be treated as intangibles under the generally accepted accounting principles and practices in the United States of America including, without limitation, capitalized expenses, goodwill, trademarks, trade names, franchises, copyrights, patents and unamortized debt discount and expenses.

     "Credit Commencement Date"  The Effective Date.

     "Credit Document" or "Credit Documents" This Agreement, the Notes, each Pledge Agreement, each Seller Subordination Agreement, each UK Credit Document, and each and every other agreement (of any kind), promissory note, instrument, allonge, letter of credit application, assignment, certificate, guaranty, indemnity, bond, financing statement, annex, exhibit, schedule, notice, request or other document that evidences, secures, guarantees or otherwise relates directly or indirectly to the Obligations or Lender's rights and remedies with respect thereto, or that is given to Lender to induce Lender to make, issue or extend the Obligations or any thereof. "Credit Document" shall not include any swap agreement (as defined in 11 U.S.C. (S)101.

     "Credit Termination Date" March 1, 2002, as the same may be extended with respect to the Revolving Credit Loans pursuant to this Agreement.

     "Default" Any event, occurrence, circumstance, act, or failure to act which is or with the giving of notice and/or the passage of time would become an Event of Default.

     "Default Rate" As applicable to any Loan, the interest rate per annum that is three percent (3.00%) per annum greater than the interest rate that would be applicable to such Loan prior to the occurrence of an Event of Default.

     "Depositary" Each financial institution at which any Borrower has a deposit account or a securities account or a Lender Account.

     "Depositary Agreement" A written agreement, satisfactory to Lender in form and substance, among Borrower, Lender and a Depositary.

     "Designated Location" Any place of business or other location for each Borrower Group member listed on Schedule 3.23.
                                -------------

     "Disclosure Letter" The disclosure letter delivered by Selling Shareholders to EHI pursuant to and concurrently with the Stock Purchase Agreement.

     "Documents" As defined in Section 4A.01.

     "Dollars" The lawful currency of the United States of America.

     "EAGL" Environmental Assessment Group Limited, a private company limited by shares incorporated in England and Wales, which, upon consummation of the purchase of the Shares, shall be wholly owned by EHI.

     "EBITDA" For any period, on a rolling four (4) quarter period basis, the consolidated net income of the Borrower Group for such period, after all expenses and other proper charges, except interest, depreciation, amortization and income taxes, determined in accordance with GAAP, and net of incentive compensation, and eliminating, without duplication: (i) all intercompany items,
(ii) all earnings attributable to equity interests in persons that are not subsidiaries unless actually received by the Borrower Group, (iii) all income arising from the forgiveness, adjustment, or negotiated settlement of any indebtedness (except for the recovery of trade account receivables previously charged off directly against income in the ordinary course of business not to exceed three percent (3%) of EBITDA for such period), (iv) any extraordinary items of income or expense, (v) any increase or decrease in income arising from any change in the Borrower Group's method of accounting, (vi) any interest income, and (vii) any non-cash compensation charge recorded to reflect appreciation of the Borrower Group's stock or stock options (provided however, that the exclusion in this subsection (vii) shall not apply to any Borrower who has converted its method of accounting to fixed plan accounting).

     "Effective Date" February 2, 1999.

     "EHI Principals" Mitchell B. Smith, Joseph H. Highland, Ph.D., and the other individuals listed in Schedule 3.43, who are residents of the United States and management employees of the U.S. Corporation and as of the Effective Date are the sole shareholders of EHI.

     "EIL" Environ International Limited, a private company limited by shares incorporated in England and Wales, which, upon consummation of the purchase of the Shares, shall be wholly owned by EHI.

     "Environmental Affiliate" As to any Person (referred to in this definition as the "successor"), any other Person whose liability (contingent or otherwise) for an Environmental Claim the successor has retained, assumed or otherwise become or remained liable for, whether by contract, operation of law or otherwise.

     "Environmental Claim" With respect to any Person, any written notice, claim, suit, order, information request, demand or other communication (referred to in this definition collectively as a "claim") by any other Person alleging, asserting or relating to such first Person's liability for investigatory costs, cleanup costs, governmental response costs, damages to natural resources or other Property, personal injuries, fines or penalties arising out of, based on or resulting from (i) the presence, release, or threatened release into the environment, of any Regulated Substance at any location, whether or not owned by such Person, or (ii) circumstances forming the basis of any liability or violation under any Environmental Law. Environmental Claim shall include any claim by any governmental authority or other Person for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Regulated Substances or arising from alleged injury or threat of injury to health, safety or the environment.

     "Environmental Laws" Any statute, regulation, rule, permit, code, common law, judicial decision, order or judgment of any applicable federal, state, local or foreign jurisdiction relating to pollution, hazardous substances, hazardous wastes, petroleum or otherwise relating to protection of the environment, natural resources or human health, including, by way of example and not by way of limitation, the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), the Toxic Substances Control Act, and the Emergency Planning and Community Right-to-Know Act, all as amended.

     "Environmental Permits" All registrations, licenses, permits, authorizations and approvals that are required by any Environmental Laws or any Governmental Authority responsible for the administration of any Environmental Laws, including any necessary National Pollution Discharge Elimination System Permits.

     "ERISA" The Employee Retirement Income Security Act of 1974 and the regulations promulgated and rulings issued thereunder, as amended from time to time.

     "ERISA Affiliate" Any trade or business (whether or not incorporated) which is treated as a single employer with any Borrower under Section 414 of the Code.

     "ERISA Event" Any of the following: (i) a Reportable Event with respect to a Qualified Plan or a Multiemployer Plan; (ii) any prohibited transaction described in Section 406 of ERISA which is not exempt by reason of Section 408 of ERISA, or any prohibited transaction described in Section 4975(c) of the Code which is not exempt by reason of Section 4975(c) or (d) of the Code, with respect to any Plan (other than a Multiemployer Plan); (iii) a complete or partial withdrawal from a Multiemployer Plan by any Borrower or any ERISA Affiliate; (iv) the complete or partial withdrawal of any Borrower or an ERISA Affiliate from a Qualified Plan during a plan year in which the withdrawing entity was, or was treated as, a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (v) a failure to pay when due any amount which, under the provisions of any Plan or applicable law relating to any Plan, Borrower or any ERISA Affiliate is required to pay; (vi) the filing of a notice of intent to terminate, or the treatment of a plan amendment as a termination, under Sections 4041 or 4041A of ERISA; (vii) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Qualified Plan or Multiemployer Plan; (viii) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Borrower or any ERISA Affiliate; (ix) a violation of Sections 404 or 405 of ERISA, or of the exclusive benefit rule under Section 403(c) of ERISA, by any fiduciary (as defined in Section 3(21) of ERISA) or disqualified person (as defined in Section 4975(e) of the Code) with respect to any Plan for which any Borrower or any ERISA Affiliate may be directly or indirectly liable; (x) the incurrence by any Borrower or any ERISA Affiliate of an obligation to pay additional premiums to the PBGC under Section 4006(a)(3)(E) of ERISA with respect to any Plan; and (xi) any lien on the assets of any Borrower arising in connection with any Plan.

     "Equipment" As defined in Section 4A.01.

     "Event of Default" An Event of Default set forth in Article VI .

     "Financial Covenants" The financial covenants of the Borrower Group set forth in Section 4.19 through 4.23 of this Agreement.

     "GAAP or generally accepted accounting principles" Generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of determination consistently applied. For Persons incorporated outside the United States, "GAAP" shall mean the accounting principles that are generally accepted within the jurisdiction of such Person's incorporation.

     "General Intangibles" As defined in Section 4A.01.

     "Governmental Authority" Any executive, judicial, legislative or other branch, department, office, commission, board, bureau, agency, or instrumentality of the government of any jurisdiction, including the federal government of the United States and any foreign country, and any state, provincial, local or municipal government, and including any monetary authority, and including the Persons holding or exercising the powers, privileges, discretions, titles, offices or authorities of any thereof, and including any central bank or comparable authority or agency.

     "Guarantee" A guaranty or endorsement of, contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, or an agreement to purchase, sell, lease (as lessee or lessor), or license (as licensee or licensor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including causing a bankor other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business.

     "Guarantor" Any Person other than Borrower who at any time provides to Lender collateral security or other credit support for the Obligations, including any co-borrower, endorser, guarantor, surety, or accommodation party, any Person who furnishes, issues, confirms, or advises any letter of credit for the benefit of Lender, any Person who furnishes any bond for the benefit of Lender, any person who makes any guaranty, security agreement, pledge agreement, negative pledge agreement, collateral assignment, indemnity agreement, deed of trust, or similar collateral security arrangement for the benefit of Lender, or any Person who hypothecates, pledges or delivers any Property to Lender to secure the Obligations.

     "Guaranty Agreement" With regard to each Guarantor, a Guaranty Agreement satisfactory to Lender in form and substance.

     "Held Items" As defined in Section 4A.01.

     "Include and including" Unless otherwise expressly limited herein, the words "include" and "including" shall be read to mean "include, without limitation," and "including, without limitation," as the case may be.

     "Indebtedness" As applied to any Person, and as measured without duplication, all items (except items of capital stock, capital or paid-in-surplus or of retained earnings) (a) which in accordance with GAAP, would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person, and (b) to the extent not otherwise included in clause (a) of this definition, all of such Person's (i) Indebtedness for Borrowed Money, (ii) trade accounts payable, and (iii) indebtedness of another Person secured by any Lien to which any Property owned or held by such Person is subject, whether or not the indebtedness secured thereby shall have been assumed, and (iv) obligations under any Guarantee.

     "Indebtedness for Borrowed Money" As applied to any Person, and as measured without duplication, all of such Person's Indebtedness from (a) obligations in respect of money borrowed, and including those evidenced by bonds, debentures, notes and other debt instruments, (b) Capital Lease Obligations, (c) Indebtedness on which interest is accrued or charged, (d) reimbursement obligations under letters of credit, liquidated, contingent or otherwise, (e) obligations of, or indebtedness issued or assumed by, such Person, to pay the deferred purchase price or acquisition price of Property or services, and including (i) Capital Expenditures, (ii) trade accounts that are payable more than thirty (30) days after the date the respective goods are delivered or the respective services are rendered, and (iii) trade accounts payable that have been outstanding more than thirty (30) days, and (f) obligations as a guarantor, surety, or accommodation party of items of another Person that as to such other Person would constitute Indebtedness for Borrowed Money of such other Person under the preceding clauses of this definition.

     "Instruments" As defined in Section 4A.01.

     "Intellectual Property" Patents, trademarks, service marks, collective marks, certification marks, trade names, commercial names, brand names, copyrights, and mask works, and including other intangible Property with respect to which a security interest in such Property would be subject to a statute of the United States or any Law of any foreign jurisdiction (to the extent that such statute or Law governs the rights of parties to, and third parties affected by, transactions in such particular types of Property), and rights relating to any of the foregoing, and applications, registrations, re-applications, and re-registrations for any of the foregoing, and amendments, reissues, renewals, or supplementations of, or substitutions or replacements for, any of the foregoing, and including other rights or interests in any of the foregoing, and rights to sue for past, present or future violations or infringements of any of the foregoing, and including any agreements, rights, options, or licenses to purchase or otherwise acquire or use or benefit from (or to sell or otherwise permit any other Person to acquire or use or benefit from) any of the foregoing, and goodwill associated with or related to any of the foregoing or any Borrower or any Borrower's business. Intellectual Property includes manufacturing formulas, trade secrets, know how, shop rights, designs, logos, tags, labels, franchises, distributorships, customer lists, rights to contract and/or insurance expirations and renewals, personal services contracts, employment contracts, confidentiality agreements and similar covenants, rights under agreements not to compete and similar covenants of any Person regarding any of the foregoing, and including opinions and advice of counsel, consultants, advisors, and experts (including research materials, engineering reports and other work product of employees), as memorialized in any form, regarding any of the foregoing.

     "Interest Period" Initially, the period commencing on the date hereof and ending on the day immediately preceding the first Payment Date, and thereafter, each period commencing on the first day after the last day of the immediately preceding Interest Period and ending on the day immediately preceding the next Payment Date, provided, (i) any Interest Period that would otherwise end on a day that is not a New York business day shall be extended to the next New York business day, unless such extension would carry such Interest Period into the next month, in which event such Interest Period shall end on the preceding New York business day; (ii) any Interest Period that ends in a month for which there is no day which numerically corresponds to the Payment Date shall end on the last New York business day of such month, and (iii) any Interest Period that would otherwise extend past the maturity date of the applicable Loan shall end on the maturity date of such Loan.

     "Inventory" As defined in Section 4A.01.

     "Investment Property" As defined in Section 4A.01.

     "Investments" With respect to any Person: (a) any Indebtedness for Borrowed Money of any other Person owed to such Person; (b) the acquisition (whether for cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership interests or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (c) acquire by purchase or otherwise any of the outstanding capital stock of, or all or substantially all of the business, property or assets of, any Person, (d) the making of any deposit with, or advance, loan or extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding trade credit extended by a Person arising from inventory sold or services provided in the ordinary course of such Person's business).

     "Item of Payment" As to any Person, all checks, drafts, cash, and other remittances of payment of, or on account of, any Accounts, Instruments, Chattel Paper, Documents, or General Intangibles, or Investment Property or received as proceeds of the sale or lease of any Property or as payment for any services rendered.

     "Laws" At any time, all laws, statutes, regulations, ordinances, rules, codes, decrees, orders, and other directives of any federal, state, district, territorial, or local government within the United States of America (or any national, state, provincial or local government outside the United States), or any branch, department, agency or office thereof, applicable to any party to any Credit Document, or to any Property (including any Collateral) of any party to any Credit Document, or to any business, industry, or other activity in which any party to the Credit Documents may be engaged from time to time, including all Environmental Laws.

     "Letter of Credit" Any standby letter of credit issued by Lender under this Agreement or any other Credit Document in a face amount denominated in Dollars or British currency for Borrower's account.

     "Letter of Credit Application" A letter of credit application completed on Lender's customary form, or such other form that Lender may find satisfactory in Lender's discretion, and executed and submitted to Lender by Borrower, together with such other information, documents, and instruments as Lender may request Borrower to submit to Lender with such application form.

     "Letter of Credit Collateral Account" Any deposit account, at and/or for the benefit of Lender, into which Borrower may be required by Lender, from time to time, and in accordance with the terms of this Agreement, to make cash deposits to be held by Lender as cash collateral to secure Borrower's contingent and other reimbursement obligations to Lender under outstanding Letters of Credit.

     "Letter of Credit Fee" The amount equal to two percent (2.0%) per annum of the face amount of each Letter of Credit (with a minimum fee of Three Hundred Dollars ($300).

     "Letter of Credit Maximum Amount" Five Hundred Thousand Dollars
($500,000).

     "Letter of Credit Reserve Amount" An amount reasonably determined by Lender to reserve against fluctuations in conversion rates between U.S. Dollars and Other Currency in the event Lender issues Letters of Credit in Other Currency. Such amount shall reduce the Letter of Credit Maximum Amount and shall be subject to recalculation from time to time in Lender's reasonable discretion whenever there are outstanding Letters of Credit in Other Currency.

     "LIBOR Business Day" Any Business Day that is also a day for trading by and between lenders in Dollar deposits in the London interbank market.

     "LIBOR Market Index Rate" For any day, the rate for 1-month U.S. dollar deposits as reported on Telerate page 3750 as of 11:00 a.m., London time, on such day, or if such day is not a London business day, then the immediately preceding London business day (or if not so reported, then as determined by Lender from another recognized source or interbank quotation).

     "LIBOR Rate" With respect to each day during each Interest Period, the rate for U.S. dollar deposits of 1-month maturity as reported on Telerate page 3750 as of 11:00 a.m., London time, on the second London business day before the relevant Interest Period begins (or if not so reported, then as determined by Lender from another recognized source or interbank quotation).

     "LIBOR Rate Loans" Loans bearing interest at a rate determined on the basis of the LIBOR Rate.

     "LIBOR Reserve Requirement" For any day as used in the determination of the LIBOR Rate, the aggregate (without duplication) of the rates (expressed as a decimal fraction) or reserve requirements in effect on such day under any regulations of the Board of Governors of the Federal Reserve System (or other Governmental Authority having jurisdiction with respect thereto) prescribed for eurocurrency funding (currently referred to as Eurocurrency liabilities in Regulation D) maintained by a member bank of such system.

     "Lien" means any security interest, security agreement, real estate mortgage, chattel mortgage, deed of trust, title retention contract, security title, factor's lien, assignment, pledge, grant or conveyance for security purposes or in settlement of debt, or other arrangement for security purposes, deed-in-lieu of foreclosure or to secure debt, judgment lien or other lien, charge or encumbrance of any kind, or condemnation or other taking of Property by any Governmental Authority (and including the commencement or pendency of any proceedings relating to any proposed condemnation or other taking) and including any of the foregoing arising by operation of statute or other law or the application of equitable principles, whether perfected or unperfected, avoidable or unavoidable, consensual or nonconsensual.

     "Lien Notice" means any instrument, document, agreement, or notice given to, or filed, recorded, or registered with, any Person (including any Governmental Authority), and regardless of whether required by any Law, for the purpose of effecting, perfecting, protecting, maintaining, registering, or giving notice of any Lien (or the possibility of a Lien and regardless of whether any Lien other than the Lien Notice exists or the effect of the Lien Notice) upon any of any Borrower's Property, or for any precautionary purposes, including any of the following that may be given to, or filed, recorded, or registered with, any Person (including any Governmental Authority) for any of the foregoing purposes: financing statements, vehicle security interest or lien filings, mortgages, deeds of trust, judgments, leases, indentures, security agreements, collateral assignments, and notices of any of the foregoing.

     "Loan Request" Any written request for a Revolving Credit Loan in the form required by Lender and executed and delivered to Lender by Borrower.

     "Loans" Individually and collectively, the Revolving Credit Loans, Term Loan and the Acquisition Loan made under this Agreement.

     "Lock-Box" Any Obligor's lock-box administered by Lender, in accordance with the terms of a lock-box agreement with such Obligor in form and substance satisfactory to Lender, to which address such Obligor instructs Account Debtors to mail or deliver Items of Payment.

     "Margin Stock" means margin stock within the meanings of Regulations G, T, U and X of the Board of Governors of the Federal Reserve System (or any successor) as the same may be modified and supplemented and in effect from time to time.

     "Material Adverse Effect" A material adverse effect on (a) the property, business, operations, financial condition, prospects, liabilities or capitalization of the Obligors on a consolidated basis, (b) the ability of the Obligors on a consolidated basis to perform their obligations under any of the Credit Documents, (c) the validity or enforceability of any of the Credit Documents, or (d) the rights and remedies of Lender under any Credit Documents.

     "Material Agreement" Any contract or agreement if the breach of such contract or agreement by any Person or the modification or termination of such contract or agreement by any Person would be likely to have a Material Adverse Effect.

     "Multiemployer Plan" A multiemployer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA or Section 414 of the Code in which employees of any Borrower or an ERISA Affiliate participate or to which any Borrower or any ERISA Affiliate contribute or is required to contribute.

     "Negative Net Income" As defined in Section 4.23.

     "Net Income" For any period, as applied to any Person, the net income (or deficit) of such Person for such period (taken as a cumulative whole), after giving effect to deduction of or provision for all operating expenses, all taxes, any non-cash compensation charge recorded to reflect appreciation of the Borrower Group's stock or stock options, and all other proper deductions, for such period, all as determined in accordance with GAAP.

     "Net Worth" At any date, total assets minus total liabilities. For the purposes of this computation, total liabilities shall include all subordinated debt and shall exclude any accrual for monies to be paid or received from shareholders in connection with the repurchase or sale of stock under the Shareholders Agreement.

     "Non-Loan Lender Credit Reserve" A non-cash reserve required by Lender in its reasonable discretion for indebtedness, liabilities and other obligations to Lender arising out of automated clearing house transactions, cash management transactions, swap agreements, or other non-loan credit risks.

     "Notes" The Term Note, Revolving Credit Notes and Seller Note under this Agreement.

     "Notification Event" Any of the following events or occurrences: (a) any Default or Event of Default; or (b) any Lien or Lien Notice upon any Property of any Borrower other than Permitted Liens; or (c) any Proceedings other than those disclosed on Schedule 3.13 are commenced or Threatened if such pending or
             -------------
Threatened Proceeding could reasonably be expected to have a Material Adverse Effect; or (d) any ERISA Event; or (e) the occurrence of any event or condition that, with respect to any Borrower, gives rise to unfunded pension liabilities or similar liabilities, severance liabilities, unemployment liabilities, wage claims, or the like, in favor of any Person, including without limitation, any tax authority or Governmental Authority, if such claims or liabilities could, individually or in the aggregate, have a Material Adverse Effect; or (f) any Environmental Claim; or (g) the occurrence of any event or condition that constitutes a default or event of default under any Indebtedness of any Borrower (other than the Obligations) if the acceleration of such Indebtedness as a result of such default or event of default would have a Material Adverse Effect; or (h) any event or fact (or change of fact) or any circumstance (or change of circumstance) that warrants the revision of any Obligor Information in order to cause such Obligor Information to be, and to continue to be, true, accurate and complete in all material respects at all times; or (i) any change in incumbency in one or more of the following offices of any Borrower's management: Chief Executive Officer, Chief Operating Officer, Treasurer, or Director of Finance; or (j) any occurrence, that would not otherwise be a Notification Event within the scope of the foregoing clauses of this definition of Notification Event, which has or reasonably may have a Material Adverse Effect.

     "Obligations" All now existing and hereafter arising obligations, indebtedness, and liabilities of any Borrower to Lender of any kind, whether primary, secondary, contingent, direct or indirect, joint or several, or for payment or for performance, and including any Borrower's obligations to pay to Lender as and when due all principal, interest, costs and expenses, and fees arising from or relating to loans made, or other credits granted or created, or financial accommodations extended, by Lender to any Borrower at any time and in any amount, and including such thereof as may arise in respect of letters of credit issued, advised, confirmed, or paid by Lender on any Borrower's application or for any Borrower's account, and including all of any Borrower's obligations, indebtedness, and liabilities to Lender for payment or performance under this Agreement and the other Credit Documents, and including any other claims or judgments that Lender may have against any Borrower at any time, and including all of each Borrower's now existing or future obligations to Lender under or in connection with any swap agreements (as defined in 11 U.S.C. Section 101), and including any of the foregoing arising before, during, or after the initial or any renewal term of the Credit Documents after the commencement of any case with respect to any Borrower under the United States Bankruptcy Code or any similar statute (including the payment of interest and other amounts which would accrue and become due but for the commencement and pendency of such case). Without limiting the generality of the foregoing, the Obligations include the Loans.

     "Obligor Information" Any information furnished to Lender by or on behalf of any Obligor at any time, including all such information furnished to Lender in connection with Borrower's application for the credits and other accommodations contemplated by this Agreement and the other Credit Documents, including any information contained in any credit or loan application, or letter of credit application, and in any financial statements, tax returns, appraisals, environmental audits, reports, correspondence, opinion letters, annexes, schedules, lists and exhibits relating to such application or otherwise relating to the matters and transactions contemplated by the Credit Documents, and including all representations and other information made to or furnished to Lender in the Credit Documents and in the Exhibits, Schedules and certificates relating thereto, and including any and all financial statements, tax returns, reports, certificates, notices, annexes, schedules, lists and exhibits, furnished to Lender from time to time in accordance with the terms of the Credit Documents or otherwise relating to any Obligor.

     "Obligors" Each Borrower and any Guarantor.

     "Opening Day Balance Sheets" The opening day balance sheets of each Borrowing Group member, which are more specifically described in Section 2E.03 and 4.21 and.

     "Opening Consolidated Tangible Net Worth" As defined in Section 4.21.

     "Operating Lease" Any lease of Property other than a lease that is a Capital Lease Obligation.

     "Operating Lease Obligations" For any Person, expenditures made by such Person or any of its Subsidiaries to lease any Property, other than expenditures under Capital Lease Obligations.

     "Original Currency" As defined in Section 7.17.

     "Other Currency" As defined in Section 7.17.

     "Other Personalty" As defined in Section 4A.01.

     "Payment Date" As defined in Section 2A.04.

     "Payment Year" As defined in Section 4.21.

     "Payment Office" Lender's office at 3151 Seventeenth Street Extension, Wilmington, North Carolina 28412, or such other location as may be designated by Lender upon written notice to Borrower.

     "PBGC" The Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     Permitted Indebtedness" Any of the following Indebtedness of any Borrower:
(a) Indebtedness arising in the ordinary course of business, other than Indebtedness for Borrowed Money, that is classified as a current liability under GAAP, (b) Indebtedness arising in the ordinary course of business, other than Indebtedness for Borrowed Money, that is not classified as a current liability under GAAP, (c) Permitted Indebtedness for Borrowed Money, (d) Indebtedness under swap agreements (as defined in 11 U.S.C. (S)101) with Lender or any of its Affiliates and any swap agreements (as defined in 11 U.S.C. (S)101) executed in conformance with Section 4.14 or Section 5.14; (e) Indebtedness under the Seller Note and the Stock Purchase Agreement; (f) purchase of EHI stock pursuant to the Shareholder Agreement; and (g) any other Indebtedness specifically listed on
Schedule 3.11 on the Effective Date.
-------------

     "Permitted Indebtedness for Borrowed Money" Collectively, the Obligations and any other Indebtedness for Borrowed Money specifically listed on Schedule
                                                                     --------
3.11 on the Effective Date.
----

     "Permitted Investments" With respect to any Borrower (a) any Investment in any Person that is a direct wholly-owned Subsidiary of such Borrower on the Effective Date; (b) loans in the ordinary course of business to employees of any Borrower or any direct wholly-owned Subsidiary of any Borrower for any Borrower's or such Subsidiary's business purposes and not to exceed Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate outstanding at any time; (c) normal and customary advances of sales commissions to employees of any Borrower;
(d) endorsements of negotiable instruments and similar negotiable documents in the ordinary course of any Borrower's business; (e) deposits with, including certificates of deposit issued by, Lender or Lender's parent; (f) Investments made through Lender, which must be reasonably acceptable to Lender; (g) swap agreements (as defined in 11 U.S.C. (S)101) with Lender or any of its Affiliates and any swap agreements (as defined in 11 U.S.C. (S)101) executed in conformance with Section 4.14 or Section 5.14; (h) any Investments specifically listed on
Schedule 3.09 on the Effective Date; and (i) purchases of EHI stock pursuant to
-------------
the Shareholder Agreement; and (j) any Investments which, during any twenty-four
(24) month period, do not exceed in the aggregate Five Hundred Thousand Dollars ($500,000).

     "Permitted License" With regard to any Obligor, the use by any other Person of Intellectual Property of such Obligor in accordance with an arms-length written license agreement pursuant to which royalties are paid to such Obligor in the ordinary course of business.

     "Permitted Lien"  Each Lien listed on Schedule 3.12 and any of the
                                           -------------
following Liens: (i) any Lien in favor of Lender; (ii) Liens for taxes which are not yet delinquent; (iii) security interests that secure the Seller Note that are (1) by their terms expressly subordinate to the security interests of Lender, (2) if recorded, subordinate of record to the security interests of Lender, and (3) subject to the terms of the Seller Subordination Agreement; (iv) on a consolidated basis, (1) Liens on equipment and other personal property (which Liens secure only such purchase-money financing) or (2) capital leases, the sum of which Liens on equipment and other personal property and capital leases not to exceed in the aggregate Five Hundred Thousand Dollars ($500,000) incurred in any fiscal year or Two Million Dollars ($2,000,000) in the aggregate from and after the Effective Date; and (v) customary landlord Liens under Operating Leases, which Liens are limited to tangible personal property on the leased premises and security deposits.

     "Person" Any natural person, corporation, limited liability company, partnership, joint venture, entity, association, joint-stock company, trust or unincorporated organization and any Governmental Authority.

     "Plan" An employee benefit plan (as defined in Section 3(3) of ERISA) which any Borrower or any ERISA Affiliate sponsors or maintains or to which any Borrower or any ERISA Affiliate is making or is obligated to make contributions, including any Multiemployer Plan or Qualified Plan.

     "Pledge Agreement" Any written pledge agreement in form and substance satisfactory to Lender, given by any Person to pledge to Lender such Person's capital stock in Borrower or any other Person to secure all or any part of the Obligations.

     "PPDI" Pharmaceutical Product Development, Inc., the parent corporation of Selling Shareholders.

     "Primary Responsible Officer" As to any Obligor, the Chief Executive Officer, the President, the Treasurer and the Director of Finance of such Obligor.

     "Prime Rate" The rate of interest announced by a bank identified by Lender from time to time as its prime rate. Such Prime Rate is not represented to be the lowest rate of interest offered by any such bank. The rate of interest shall change automatically and immediately as of the date of any change in the Prime Rate, without notice to Borrower or any endorser, surety or guarantor.

     "Principals" Collectively, the EHI Principals and the UK Principals.

     "Proceedings" Any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving any Governmental Authority or arbitrator.

     "Proceeds" As defined in Section 4A.01.

     "Products" As defined in Section 4A.01.

     "Property" Any right or interest in or to property of any kind whatsoever, whether real, personal, or mixed, and whether tangible or intangible.

     "Prorated Consolidated Net Worth Increase" As defined in Section 4.21.

     "Purchase Price" The purchase price payable by EHI to acquire the Shares pursuant to the Stock Purchase Agreement.

     "Qualified Plan" A pension plan (as defined in Section 3(2) of ERISA) intended to be tax-qualified under Section 401(a) of the Code which any Borrower or any ERISA Affiliate sponsors or maintains, or to which any such person is making, or is obligated to make, contributions, or, in the case of a multiple-employer plan (as described in Section 4064(a) of ERISA), has made contributions at any time during the immediately preceding period covering at least five (5) plan years, but excluding any Multiemployer Plan.

     "Quarterly Payment Dates" January 10, April 10, July 10, and October 10 of each year prior to the Credit Termination Date.

     "Real Estate Property" As to any Person, any now owned or hereafter acquired right, title or interest in, and any right to occupy or to use, any Property that is land, improvements to land (and/or space in such improvements), any condominium unit or cooperative unit, or fixtures, and any equipment and other personal property used or useful in connection with the occupancy, use, improvement or operation thereof, including any fee interest and any leasehold interest, and including all easements and other appurtenances relating thereto, and all rents, incomes, and profits arising therefrom from time to time, and including any rights (but not any duties) arising under any deeds, leases, contracts or other instruments relating thereto.

     "Receiver" Any receiver, trustee, custodian, liquidator or similar fiduciary.

     "Records" As defined in Section 4A.01.

     "Redemption Payment" As defined in Section 4.21.

     "Regulated Substance or Regulated Substances" Any substance, material, or waste that is regulated or listed under any Environmental Laws, and such substances, materials, or wastes include, but are not limited to, any whose release or threatened release may pose a risk to human health or the environment, and also include (a) asbestos in any form, (b) urea formaldehyde foam insulation, (c) paint containing lead, (d) transformers or other equipment that contain dielectric fluid polychlorinated biphenyls at levels of fifty (50) parts per million or more, (e) radioactive materials, and (f) petroleum or petroleum hydrocarbons in any form.

     "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve

System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements

     "Regulatory Change" Any change after the Effective Date in United States federal, state or foreign law or regulation (including Regulation D), including the issuance of any final regulations or guidelines, or the adoption or making of any interpretation, directive or request applying to a class of Lenders, including Lender, of or under any United States federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be illegal) by any Governmental Authority charged with the interpretation or enforcement thereof.

     "Reportable Event" Any event described in Section 4043 of ERISA or in regulations of the PBGC (other than an event for which the thirty (30) day notice to the PBGC is waived by regulations).

     "Responsible Officer" With respect to the subject matter of any representation, warranty, covenant, agreement, obligation, notification requirement, or certificate contained in or delivered to Lender pursuant to any of the Credit Documents, the President, the Chief Executive Officer, the Chief Financial Officer, Director of Finance or the Treasurer of any Obligor, or any other corporate officer of such Obligor who in the normal performance of his or her operational responsibilities should have knowledge of such matter and the requirements with respect thereto.

     "Responsible Officer's Certificate" A certificate in form and substance satisfactory to Lender and signed by a Responsible Officer to the effect that to the best knowledge and belief of such Responsible Officer, after due inquiry of each Primary Responsible Officer, no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action Borrower proposes to take with respect thereto, and which certificate shall also demonstrate compliance with the financial covenants of this Agreement.

     "Revolving Credit" Revolving Credit Loans and Letters of Credit.

     "Revolving Credit Committed Amount" The lesser of (a) Three Million Five Hundred Thousand Dollars ($3,500,000) or (b) the sum of (x) Two Million Dollars ($2,000,000) plus (y) the amount equal to one-third (1/3) of the amount of the principal payments made by Borrower on the Term Loan.

     "Revolving Credit Loans" The revolving credit loans referred to in Section 2A.01.

     "Revolving Credit Note" Any promissory note, in form and substance satisfactory to Lender, executed and delivered to Lender by the Borrowers to further evidence the Borrowers' agreement and obligation to repay Revolving Credit Loans.

     "Risk Management Agreement" Any interest rate swap agreement, basis swap, forward rate agreement, commodity swap, interest rate option, forward foreign exchange agreement, rate cap agreement, rate floor agreement, rate collar agreement, currency swap agreement, cross-currency rate swap agreement, currency option, equity or equity index option, bond option, or any similar agreement or derivative product (including any option to enter into any of the foregoing and including any master agreement for any of the foregoing together with all supplements) or similar arrangement between any Borrower and one or more financial institutions or other intermediaries, counterparties or participants.

     "Seller Note" The Promissory Note dated of even date from EHI made payable to the Selling Shareholders in the amount of Eighteen Million Dollars ($18,000,000).

     "Seller Subordinated Obligations" All now existing and hereafter arising indebtedness and other obligations of the Borrowers or the Guarantors to the Lender under the Seller Note which are subordinated in accordance with the terms of this Agreement upon and subject to the terms generally set forth on Schedule 1 attached hereto. Lender agrees to subordinate the Seller Note in accordance with terms and conditions to be set forth in the Subordination Agreement, which terms and conditions must be reasonably acceptable to Lender. The Subordination Agreement must contain provisions reflective of the general terms set forth on
Schedule 1 and such other terms and conditions required by Lender.
----------

     "Seller Subordination Agreement"  The Subordination Agreement described on
Schedule 1 attached hereto.
----------

     "Selling Shareholders" Collectively, (1) Applied Bioscience International, Inc., a Delaware corporation and seller of all of the shares in the US Corporation and (2) PPD UK Holding Limited, a private company incorporated in England and Wales and seller of all of the shares of the UK Corporations.

     "Senior Funded Debt" All Indebtedness for Borrowed Money (excluding the Seller Subordinated Obligations) and any other debt subordinated to FUNB (as hereinafter defined) or Lender pursuant to a written subordination agreement acceptable to the Lender in its reasonable discretion.

     "Shareholder Agreement" The Shareholder Agreement dated as of January 31, 1999 among the Principals.

     "Shares" Collectively, all of the capital stock in the US Corporation and the UK Corporations.

     "Solvent" (a) The fair market value of each Borrower's Property is greater than the total amount of such Borrower's liabilities (including such Borrower's contingent liabilities), (b) the present fair salable value of each Borrower's assets is not less than the amount that will be required to pay such Borrower's probable liabilities on its debts as they become absolute and matured, (c) each Borrower does not intend to, and does not believe that it will, incur debts or liabilities beyond such Borrower's ability to pay as such debts and liabilities mature, and (d) each Borrower is not engaged in business or a transaction for which such Borrower's assets would constitute unreasonably small capital. For such purposes, any contingent liability (including pending litigation, Guarantees, other off-balance-sheet liabilities, unfunded vested liabilities under Plans and claims for federal, state, local and foreign taxes, if any) is to be valued at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

     "Special Property" Vehicles, trailers, rolling stock, shipping containers, airplanes, ships, boats, barges and other vessels, broadcasting and other communications transmission equipment, satellites, and any engines, parts, components, or accessories to any of the foregoing, farm products, minerals, and timber, goods that are or are to become fixtures, Intellectual Property, any property with respect to which a security interest in such property would be subject to any statute of the United States or any statute or other law of any foreign jurisdiction, to the extent that such statute or law governs the rights of parties to any third parties affected by transactions in particular types of property, and any tangible personal property not located at a Designated Location.

     "Stock Purchase Agreement" The Stock Purchase Agreement dated January 31, 1999 among the Selling Shareholders, as sellers, and EHI, as purchaser.

     "Subordination Agreement" As defined in Section 8.01.

     "Subsidiary" As to any Person, (i) any corporation or limited liability company (A) that is directly or indirectly controlled by such Person or any Subsidiary of such Person or (B) if more than fifty percent (50%) of the voting and/or non-voting stock or other ownership shares of such corporation or limited liability company is owned by such Person or any Subsidiary of such Person, (ii) any joint venture or partnership (A) in which such Person or any Subsidiary of such Person is a general partner or (B) if more than fifty percent (50%) of the partnership interests in such venture or partnership are owned by such Person or any Subsidiary of such Person, (iii) any trust for the benefit of such Person or any Subsidiary of such Person, or any other organization, trust or other entity as to which such Person or any Subsidiary of such Person is in control, and (iv) to the extent not otherwise included by the preceding clauses, any Subsidiary of any corporation, limited liability company, partnership, organization, trust or other entity described in clauses (i), (ii), or (iii).

     "Term Loan" The term loan referred to in Article II-B of this Agreement.

     "Term Note" A term promissory note, in form and substance satisfactory to Lender, executed and delivered to Lender by Borrower to further evidence the Borrowers' agreement and obligation to repay the Term Loan.

     "Threatened" A claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made in writing or any notice has been given in writing, or if any other event has occurred or any other circumstance exists, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

     "UCC" The Virginia Uniform Commercial Code.

     "UK Corporations" Collectively EAGL and EIL.

     "UK Credit Documents" The Guaranty Agreements executed by each of the UK Corporations and any other documents executed by the UK Corporations in connection with the Guaranty Agreements and for the benefit of Lender.

     "UK Principals" The individuals listed on Schedule 3.43, who are residents
                                               -------------
of the United Kingdom and management employees of EHI or EAGL and EIL upon and after the Effective Date.

     "UK Transaction" The purchase of all of the Shares in the UK Corporations by EHI pursuant to the Stock Purchase Agreement.

     "Unfunded Benefit Liability" The excess of a Plan's benefit liabilities (as defined in Section 4001(a)(16) of ERISA) over the current value of such Plan's assets, determined in accordance with the assumptions used by the Plan's actuaries for funding the Plan pursuant to Section 412 of the Code for the applicable plan year.

     "Unused Credit Fee" A fee payable on the unused portion of the Revolving Credit in accordance with the following schedule:

      ----------------------------------------------------------------
         Consolidated Funded Debt to              Unused Credit Fee
         EBITDA
      ----------------------------------------------------------------
      *  4.0:1                                    50 basis points
      ----------------------------------------------------------------
      *  3.0:1, but ** 4.0:1                      37.5 basis points
      ----------------------------------------------------------------
      *  2.5:1, but ** 3.0:1                      25 basis points
      ----------------------------------------------------------------
      ** 2.5:1                                    25 basis points
      ----------------------------------------------------------------

* is equal to more than
** is less than

     "US Transaction" The purchase of all of the Shares in the US Corporation by EHI pursuant to the Stock Purchase Agreement.

     "Year 2000 Issues" With respect to any Person, anticipated costs, problems and uncertainties associated with the inability of certain computer applications and imbedded systems to effectively handle data, including dates, on and after January 1, 2000, as it affects the business, operations, and financial condition of such Person, and such Person's customers, suppliers and vendors.

                                 ARTICLE II-A
                                 ------------
                   CREDIT FACILITY - REVOLVING CREDIT LOANS
                   ----------------------------------------

     In the event Lender subordinates the Seller Note to a revolving credit facility and term loan in accordance with Schedule 1 attached hereto, then the
                                          ----------
provisions of this Article II-A shall cease to be of further force and effect, and in such event all amounts outstanding under the Revolving Credit Loans and the Term Loan shall be repaid in full prior to Lender's subordination of the Seller Note to any revolving credit facility.

     SECTION 2A.01.  Revolving Credit Loans. Lender shall, upon the terms and
                     ----------------------
subject to the conditions hereinafter set forth, and from time to time on or after the Credit Commencement Date and before the Credit Termination Date, make Revolving Credit Loans to the Borrower in an aggregate amount not to exceed, at any time, the Revolving Credit Committed Amount less the sum of (a) the aggregate face amounts of all outstanding Letters of Credit caused to be issued by the Lender under this Agreement or any other Credit Documents, (b) the Letter of Credit Reserve Amount, if any, and (c) the Non-Loan Lender Credit Reserve, if any. With the written consent of each Borrower and each Guarantor, Lender may, in Lender's sole and absolute discretion, extend the Credit Termination Date at any time for up to an additional twelve (12) months.

     SECTION 2A.02.  Requests. From time to time on or after the Credit
                     --------
Commencement Date and before the Credit Termination Date, Borrower may request Revolving Credit Loans by giving Loan Requests to Lender, provided that:

          (a) Borrower shall not request Revolving Credit Loans in an amount which, if advanced, would cause the Available Revolving Credit Amount to be less than One Dollar ($1.00);

          (b) each Loan Request shall be given to Lender at least one (1) Business Day prior to the proposed date of such Revolving Credit Loan and shall state the proposed Business Day on which to make the Revolving Credit Loan; and

          (c) all Revolving Credit Loans shall be made in amounts of even multiples of Fifty Thousand Dollars ($50,000).

     SECTION 2A.03. Covenant to Pay;  Revolving Credit Notes. Borrower jointly
                    ----------------------------------------
and severally covenants and agrees to repay the Revolving Credit Loans to Lender, together with all accrued interest and late charges thereon, and all out-of-pocket expenses of Lender and fees relating thereto, without set-off, defense or counterclaim of any kind, in accordance with the terms of this Agreement, the Revolving Credit Notes and the other Credit Documents.
Borrower's agreement and obligation to pay Revolving Credit Loans, together with all accrued interest and late charges thereon, and all out-of-pocket expenses of Lender and fees relating thereto, shall in Lender's discretion be further evidenced by one or more Revolving Credit Notes, and each Revolving Credit Note may evidence one or more Revolving Credit Loans, and Borrower shall promptly, upon Lender's request from time to time, execute and deliver to Lender Revolving Credit Notes as further evidence of Borrower's agreement and obligation to pay the

Revolving Credit Loans. Lender is irrevocably authorized but not obligated to record the date and amount of each Revolving Credit Loan, and each payment made to Lender on the Revolving Credit Loans, on the Revolving Credit Notes or on schedules attached to the Revolving Credit Notes or otherwise in Lender's discretion, provided that the failure to record such information shall not affect the Borrower's obligation to repay the Revolving Credit Loans.

     SECTION 2A.04. Interest Payments. Interest on the outstanding principal
                    -----------------
balances of Revolving Credit Loans shall accrue and be payable at the Applicable Revolving Credit Loan Interest Rate, and payments of accrued and unpaid interest on the Revolving Credit Loans shall be made monthly in arrears on the first
(1st) day of each month (the "Payment Date").

     SECTION 2A.05. Principal Payments. Unless otherwise set forth in any
                    ------------------
applicable Revolving Credit Note, and subject to acceleration upon the occurrence of an Event of Default and to such mandatory prepayments as may be required in accordance with the terms of this Agreement, unless sooner paid in full, the outstanding balances of all Revolving Credit Loans shall be due and payable on the Credit Termination Date.

     SECTION 2A.06. Collateral Account Payments. Upon and after the occurrence
                    ---------------------------
of an Event of Default, Lender shall be entitled to apply the collected balances in the Collateral Account, or any portion thereof, at any time and from time to time, against the outstanding balance of any Loans, and/or to make deposits to the Letter of Credit Collateral Account in accordance with the terms of this Agreement, in such order as Lender may determine in Lender's discretion.

     SECTION 2A.07. Use of Revolving Credit Loan Proceeds. The proceeds of the
                    -------------------------------------
Revolving Credit Loans shall be used solely to provide working capital to the US Corporation in the ordinary course of its business. The proceeds of the Revolving Credit Loans shall not be used for any acquisition-related costs or expenses in connection with the acquisition of the Shares.


                                 ARTICLE II-B
                                 ------------
               CREDIT FACILITY - TERM LOAN AND ACQUISITION LOAN
               ------------------------------------------------

     SECTION 2B.01. Term Loan and Acquisition Loan. Lender agrees, upon the
                    ------------------------------
terms and subject to the conditions of this Agreement, to make a Term Loan to Borrower in the amount of up to Seven Million Dollars ($7,000,000). Lender further agrees, upon the terms subject to the conditions of this Agreement, to make an Acquisition Loan to Borrower in the amount of Eighteen Million Dollars ($18,000,000).

     SECTION 2B.02. Covenant to Pay;  Term Note. Borrower jointly and severally
                    ---------------------------
covenants and agrees to execute and deliver to Lender the Term Note and the Seller Note immediately upon the execution and delivery of this Agreement and to repay the Term Loan and Acquisition Loan to Lender, together with all accrued interest and late charges thereon, and all expenses, costs and fees relating thereto, without set-off, defense or counterclaim of any kind, in accordance with the terms of this Agreement and the Term Note and the Seller Note.

     SECTION 2B.03.  Payment Schedule. The Term Loan shall be repayable
                     ----------------
beginning on March 1, 1999 in forty-seven (47) equal consecutive monthly payments of principal in the amount of One Hundred Forty-Five Thousand Eight Hundred Thirty-Three and 33/100 Dollars ($145,833.33) each, plus, on each Payment Date, a payment of interest on the unpaid principal balance at the Applicable Term Loan Interest Rate, and one final installment of the entire unpaid principal balance and all accrued but unpaid interest thereon due and payable on February 1, 2003. The Acquisition Loan shall be repayable in accordance with the terms set forth in the Seller Note to be delivered upon execution of this Agreement.

     SECTION 2B.04.  Use of Term Loan and Acquisition Loan Proceeds. The
                     ----------------------------------------------
proceeds of the Term Loan and the Acquisition Loan shall be used solely to pay a portion of the Purchase Price.

                                 ARTICLE II-C
                                 ------------
                      CREDIT FACILITY - LETTERS OF CREDIT
                      -----------------------------------

     SECTION 2C.01.  Letter of Credit Applications. Each Letter of Credit issued
                     -----------------------------
under this Agreement shall be issued pursuant to a Letter of Credit Application and shall be issued in form and substance satisfactory to Lender in Lender's discretion. In the event of a conflict between the terms of this Agreement and the terms of a Letter of Credit Application, the terms of this Agreement shall control unless otherwise expressly stated in the Letter of Credit Application accepted by Lender. Borrower may from time to time submit Letter of Credit Applications to Lender in accordance with the terms of this Agreement, and upon such applications Lender may cause to be issued Letters of Credit for Borrower's account. Letter of Credit Applications shall be submitted to Lender not later than 10:00 a.m., Eastern Time, at least five (5) Business Days prior to the Business Day on which Borrower requests that the Letter of Credit be issued. Borrower shall not submit any Letter of Credit Application to Lender for a Letter of Credit in a face amount that, if issued, would cause the aggregate face amounts of all outstanding Letters of Credit to exceed the Available Letter of Credit Amount.

     SECTION 2C.02.  Letter of Credit Expiry Dates. Each Letter of Credit shall
                     -----------------------------
expire on a date not more than one (1) year after the date that the Letter of Credit is issued, provided that no Letter of Credit shall be issued with an expiration date on or after the Credit Termination Date.

     SECTION 2C.03.  Letter of Credit Fees. Borrower shall pay to Lender a
                     ---------------------
Letter of Credit Fee for each Letter of Credit issued under this Agreement, and such Letter of Credit Fee shall be due and payable at the time of issuance of the Letter of Credit. Borrower shall also pay to Lender on demand such issuance, amendment, and letter of credit transaction fees as may be announced by Lender from time to time.

     SECTION 2C.04.  Letter of Credit Reserves. If any change in any Law or in
                     -------------------------
the interpretation thereof by any court or other governmental authority charged with administration thereof generally applicable to the issuance of letters of credit shall either (a) impose, modify or deem applicable any reserve, special deposit or similar requirement against any Letter of Credit, or (b) impose on Lender any other condition regarding this Agreement or any Letter of Credit, and the result of any event referred to in clauses (a) or (b) of this Section shall be to increase the cost to Lender of issuing any Letter of Credit, then upon demand by Lender, Borrower shall pay to Lender such additional amounts as may be necessary to compensate Lender for such increased costs. A certificate submitted by Lender to Borrower, stating such increased costs of issuing Letters of Credit, shall be conclusive, absent manifest error, as to the amount of such increased costs.

     SECTION 2C.05.  Payments on Letters of Credit.
                     -----------------------------

          (a) Borrower covenants and agrees to immediately and without demand, and without set-off, defense or counterclaim of any kind, reimburse Lender in Dollars in immediately available funds all amounts drawn under Letters of Credit.

          (b) Prior to the occurrence of an Event of Default, and unless otherwise immediately reimbursed to Lender in Dollars in immediately available funds by Borrower, but only to the extent that Revolving Credit Loans may be made under this Agreement in the necessary amounts at such times, all amounts drawn under Letters of Credit may be reimbursed to Lender with proceeds of Revolving Credit Loans made by Lender to Borrower (and regardless of whether Borrower shall have requested such Revolving Credit Loans) for the purpose of making such reimbursements. All such amounts reimbursed with the proceeds of Revolving Credit Loans shall be repayable in accordance with the terms of this Agreement and the other Credit Documents.

          (c) Upon the occurrence of an Event of Default, all of Borrower's reimbursement obligations under Letters of Credit, including Borrower's obligations to reimburse Lender for amounts drawn under Letters of Credit and Borrower's contingent obligations for amounts not yet drawn under outstanding Letters of Credit, whether then due or otherwise, shall be immediately due and payable by Borrower. All amounts paid to Lender in respect of such contingent obligations for amounts not yet drawn shall be held by Lender in the Letter of Credit Collateral Account as cash collateral and applied by Lender to reimburse Lender from time to time for amounts drawn under Letters of Credit until all Letters of Credit have expired and Lender shall have been reimbursed for all amounts drawn under Letters of Credit, and Borrower hereby assigns to Lender and grants Lender a security interest in all amounts so held in any Letter of Credit Collateral Account as cash collateral for Borrower's reimbursement obligations under Letters of Credit. If Borrower fails to pay such reimbursement obligations immediately, including such amounts as are required to be held in the Letter of Credit Collateral Account, Lender may, in Lender's discretion and without any obligation to do so, and regardless of whether Borrower shall have requested such Revolving Credit Loans or given Lender instructions to the contrary, make Revolving Credit Loans to Borrower and directly apply the proceeds of such Revolving Credit Loans to the payment of some or all of such reimbursement obligations and to the funding of some or all such amounts to be held in, and disbursed to Lender from, the Letter of Credit Collateral Account. All such amounts paid or held from the proceeds of Revolving Credit Loans shall be repayable in accordance with the terms of this Agreement and the other Credit Documents.

          (d) Borrower's agreement and obligation to reimburse Lender for amounts due and payable as set forth in the preceding clauses of this Section (including all such amounts in respect of contingent obligations) shall be absolute and unconditional under all circumstances and shall be paid without set-off, counterclaim, or defense to payment that Borrower may have against the beneficiary of any such Letter of Credit or Lender or any other Person, including any set-off, counterclaim or defense based on any drawing documents proving to be forged, fraudulent or invalid, or the legality, validity, regularity or enforceability of such Letter of Credit or any Letter of Credit Application, this Agreement, the Notes, or any other Credit Documents.

     SECTION 2C.06.  Instruction to Pay; Indemnification.
                     -----------------------------------

          (a) Borrower hereby irrevocably instructs Lender to pay any draft complying with the terms of any Letter of Credit. Borrower assumes all risks of the acts and omissions of the beneficiary and other users of any Letter of Credit.

          (b) Lender and its branches, affiliates and/or correspondents shall not be responsible for and Borrower shall indemnify and hold Lender and its branches, affiliates and correspondents harmless from and against all liability, loss and expense (including reasonable attorney's fees and costs) incurred by Lender or its branches, affiliates or correspondents relative to or as a consequence of (i) any failure of Borrower to perform the agreements hereunder and under any Letter of Credit Application, (ii) any Letter of Credit Application, this Agreement, any Letter of Credit and any drafts and acceptances under or purporting to be under any Letter of Credit, (iii) any action taken or omitted by Lender or its branches, affiliates or correspondents at the request of the Revolving Credit Loan Borrower Group, (iv) any failure or inability to perform in accordance with the terms of any Letter of Credit by reason of any control or restriction rightfully or wrongfully exercised by any de facto or de jure government, group or individual asserting or exercising governmental powers, and (v) any consequences arising from causes beyond the control of Lender or its branches, affiliates or correspondents.

          (c) Except for gross negligence and willful misconduct of Lender, and its branches, affiliates and correspondents, Lender and its branches, affiliates and correspondents, shall not be liable or responsible in any respect for any
(i) error, omission, interruption or delay in transmission, dispatch or delivery of any one or more messages or advices in connection with any Letter of Credit, whether transmitted by cable, telegraph, mail or otherwise and despite any cipher or code which may be employed, or (ii) action, inaction or omission which may be taken or suffered by it or them in good faith or through inadvertence in identifying or failing to identify any beneficiary or otherwise in connection with any Letter of Credit.

          (d) Any Letter of Credit may be amended, modified or revoked only upon the receipt by Lender from Borrower and the beneficiary (including any transferees and assignees of the original beneficiary), of a written consent and request for such amendment, modification or revocation, and then only on such terms and conditions as Lender may prescribe in Lender's discretion.

          (e) If any Laws, orders of court and/or rulings or regulations of any governmental authorities of the United States, any state, or foreign government permits the beneficiary under a Letter of Credit to require Lender or its branches, affiliates or correspondents to pay drafts under or purporting to be under a Letter of Credit after the expiration date of the Letter of Credit, Borrower shall reimburse Lender for any such payment pursuant to Section 2C.05.

          (f) Except as may otherwise be specifically provided in a Letter of Credit or Letter of Credit Application, the laws of the Commonwealth of Virginia and the Uniform Customs and Practice for Documentary Credits, 1993 Revision, International Chamber of Commerce Publication No. 500 shall govern the Letters of Credit. In the event of a conflict between the Uniform Customs and Practice for Documentary Credits and the laws of the Commonwealth of Virginia, the Uniform Customs and Practice for Documentary Credits shall prevail.

     SECTION 2C.07. Use of Letters of Credit. Each Letter of Credit shall be
                    ------------------------
used solely for a general corporate purposes of the US Corporation. In addition, the US Corporation may have Letters of Credit issued on behalf of the UK Corporations in other than U.S. Dollars.

     SECTION 2C.08  Letters of Credit Denominated in Other Than U.S. Dollars.
                    --------------------------------------------------------
For purposes of determining the outstanding balance of Letters of Credit, the aggregate principal amount of Letters of Credit issued and outstanding in other than U.S. Dollars shall be converted to the U.S. Dollar equivalent amount, as calculated by Lender in Lender's reasonable discretion, on the date of such determination.

                                 ARTICLE II-D
                                 ------------
                  CREDIT FACILITY - GENERAL CREDIT PROVISIONS
                  -------------------------------------------

     SECTION 2D.01. Lender Records. Absent manifest error, Lender's records of
                    --------------
Loans made and payments received in respect of Loans, including Lender's entries on any Revolving Credit Notes or schedules that may be attached to Revolving Credit Notes from time to time, and of Letters of Credit, and all amounts drawn thereunder and all reimbursements thereof, shall be presumed correct. Notwithstanding the foregoing, the absence of a Revolving Credit Note or Lender's failure to record loan amounts or payments or other related information (or any error in recording such amounts or other information) shall not limit or affect any Borrower's agreement and obligation to repay the Loans, and all accrued interest and other amounts on the Loans, in accordance with the terms of this Agreement, the Notes, and the other Credit Documents.

     SECTION 2D.02. Computation of Interest. All interest shall accrue based on
                    ------------------------
a 360-day year for the actual number of days outstanding.

     SECTION 2D.03. Late Charges; Default Interest. If any payment of principal
                    ------------------------------
or interest due on either of the Loans, or any payment under any reimbursement obligation in respect of any Letter of Credit, is not paid to Lender within ten
(10) days after the date that such payment is due, then Lender, in Lender's sole discretion, shall be entitled to impose on Borrower a "late charge" equal to five percent (5%) of the amount not paid when due, and Borrower and the Guarantors shall be obligated to pay each such late charge to Lender immediately upon the imposition thereof by Lender. In Lender's discretion, upon and after the occurrence of an Event of Default, interest on the outstanding principal balances of all Loans shall accrue and be payable at the Default Rate.

     SECTION 2D.04.  Omitted.

     SECTION 2D.05.  Unused Credit Fee. Borrower shall pay to Lender the Unused
                     -----------------
Credit Fee for each year or portion thereof prior to the termination of Lender's obligations to extend Revolving Credit under this Agreement. The accrued portion of the Unused Credit Fee shall be due and payable to Lender in arrears on each Quarterly Payment Date. Borrower hereby authorizes Lender to debit Borrower's account maintained with Lender to pay the Unused Credit Fee on each Quarterly Payment Date. For purposes of the calculation of the Unused Credit Fee, the unused portion of the Revolving Credit shall be the average daily Available Revolving Credit Amount during the applicable quarter. The Unused Credit Fee shall be based upon the Consolidated Funded Debt to EBITDA ratio for the preceding fiscal quarter for which Lender shall have received quarterly financial statements pursuant to this Agreement, e.g. the Unused Credit Fee for the period from January through March of a particular year shall be based upon the quarterly financial statements for the fiscal quarter ending the immediately preceding December.

     SECTION 2D.06.  Mandatory Additional Payments. At any time that the
                     -----------------------------
aggregate outstanding principal balance of Revolving Credit Loans, plus the aggregate face amounts of outstanding Letters of Credit, exceeds the Revolving Credit Committed Amount, Borrower shall immediately and without demand, and without set-off, defense or counterclaim of any kind, make payments to Lender of Revolving Credit Loans in the amount necessary in order to reduce the aggregate outstanding balance of Revolving Credit Loans so that the aggregate outstanding balance of Revolving Credit Loans, plus the aggregate face amounts of outstanding Letters of Credit, will not exceed the Revolving Credit Committed Amount.

     SECTION 2D.07.  Prepayments. Borrower may prepay Revolving Credit Loans,
                     -----------
the Term Loan and the Acquisition Loan in whole or in part at any time without premium or penalty. All prepayments of the Term Loan or the Acquisition Loan shall be applied in inverse order of the maturity of the scheduled payments. Any prepayment of the Loans shall not affect Borrower's obligation to continue to make payments under and in accordance with any swap agreement (as defined in 11 U.S.C. (S)101), which payments shall be governed exclusively by the term of such swap agreement.

     SECTION 2D.08.  Manner of Payments. All payments to be made to Lender shall
                     ------------------
be made in Dollars in immediately available funds without set-off, defense, counterclaim or deduction of any kind, not later than 12:00 noon, Eastern Time, at the Payment Office on the dates specified for such payments under this Agreement, the Revolving Credit Notes, the Term Note, the Seller Note or the other Credit Documents. Borrower's failure to make any such payments by 12:00 noon, Eastern Time, on the dates on which such payments are due shall not be an Event of Default so long as such payments are made later on the day that such payments are due provided that any such payments made after 12:00 noon, Eastern Time, on the dates such payment are due shall be deemed to have been made on the next Business Day thereafter for purposes of calculating interest on amounts outstanding under the Loans. Payments made in other than Dollars shall be accepted subject to collection.

     SECTION 2D.09.  Application of Payments. Payments made by Borrower to
                     -----------------------
Lender shall be applied in such order as Lender may determine in Lender's discretion.

     SECTION 2D.10.  Capital Adequacy. Borrower shall pay to Lender from time to
                     ----------------
time upon Lender's demand such additional amounts as Lender may determine in Lender's discretion to be necessary to compensate Lender for any reduction in the rate of return on Lender's capital (or on the capital of Lender's holding company, if any) due to the applicability of any Capital Adequacy Requirement, as a consequence of the existence of Lender's obligations under this Agreement, to a level below, by an amount reasonably deemed by Lender to be material, that which Lender (or Lender's holding company) could have achieved but for such Capital Adequacy Requirement.

     SECTION 2D.11.  Rate Adequacy. If Lender reasonably determines in Lender's
                     -------------
reasonable discretion that (a) deposits in Dollars (in the applicable amounts) or quotations of interest rates for the relevant deposits are not being offered to Lender in the relevant amounts or for the relevant maturities for purposes of determining the rates of interest on LIBOR Rate Loans under this Agreement, or
(b) the applicable LIBOR Rate will not adequately and fairly reflect Lender's cost of funding LIBOR Rate Loans for such Interest Periods, then any obligation to make such LIBOR Rate Loans under this Agreement shall be suspended until such time as the inadequacy or unavailability of LIBOR Rate Loans no longer exists. In the event LIBOR Rate Loans are not available on account of operation of this Section, Lender shall use the Prime Rate as an alternate index or reference rate.

     SECTION 2D.12.  Regulatory Change. Borrower shall pay to Lender from time
                     -----------------
to time, upon Lender's demand, such additional amounts as Lender may determine in Lender's reasonable discretion to be necessary to compensate Lender for any Additional LIBOR Costs resulting from any Regulatory Change that: (a) subjects Lender to any tax, duty or other charge in respect of the LIBOR Rate Loans (or the Notes evidencing LIBOR Rate Loans) or subjects the Lender to changes in the basis of taxation of any amounts payable to Lender under this Agreement (or the Notes) in respect of any LIBOR Rate Loans or Lender's obligations to make LIBOR Rate Loans (excluding changes in the rate of tax on the overall net income of Lender by the jurisdiction in which Lender has its principal office); or (b) imposes, modifies, or deems applicable any reserve, special deposit or similar requirements (other than the LIBOR Reserve Requirements used in the calculation of the LIBOR Rate under this Agreement) relating to any extensions of credit or against assets of, or any deposits with, or other liabilities of, Lender (including any LIBOR Rate Loans or any deposits referred to in the definition of LIBOR Base Rate in this Agreement), or Lender's commitment to make LIBOR Rate Loans under this Agreement; or (c) imposes any other condition affecting this Agreement or the Notes (or any of such extensions or credit or liabilities) or Lender's commitment to make LIBOR Rate Loans under this Agreement.
Additionally, if any Regulatory Change or any event affecting the United States money markets or the London interbank market, causes Lender to either (X) incur Additional LIBOR Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of Lender that includes deposits by reference to which the interest rate on LIBOR Rate Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of Lender that includes LIBOR Rate Loans, or (Y) become subject to restrictions on the amount of such category of liabilities or assets that it may hold, then, if Lender so elects, the obligation of Lender to make or renew LIBOR Rate Loans under this Agreement shall be suspended until such Regulatory Change ceases to be in effect or the effects of such other event cease.

     SECTION 2D.13.  Designation of Agent and Attorney-in-Fact. Each Borrower
                     -----------------------------------------
that is a party to any Credit Document hereby irrevocably appoints EHI (referred to herein as the "Borrower Group Agent") as the agent and attorney-in-fact for such Borrower with full power and authority to act on behalf of such Borrower in all respects with respect to any actions, waivers, consents, payments, receipts, or notices, whether or not required under this Agreement or the other Credit Documents, or as the Borrower Group Agent may engage in, provide, give or take in its sole and unfettered discretion. Each such Borrower agrees that all actions taken, waivers or consents provided, payments made or received, or notices given or received, by Lender, in each case by or to the Borrower Group Agent, shall be effective as to such Borrower regardless of whether such action, waiver, consent or notice was taken or approved by, or given or received by, any Person other than the Borrower Group Agent. In all respects and circumstances, Lender is entitled to rely without limitation on any and all actions, waivers, consents, and notices of the Borrower Group Agent as actions, waivers, consents or notices of all such Borrowers, including any and all agreements to modify or amend in any respect, or grant any waiver or consent under, or to give or receive any notice with respect to, this Agreement or any other Credit Documents, and Lender is under no expectation or obligation whatsoever to inquire as to whether any such action or waiver was approved or ratified by, or notice given or received by, any such Borrower, and may act as if any such action, waiver, consent, or notice was engaged in, provided, taken, given or received by each such Borrower. In this respect, absent written notice to the contrary with respect to a specified matter, it is agreed that, in each and every circumstance insofar as Lender is concerned, any action taken, waiver or consent given, or notice given or received by the Borrower Group Agent, shall be deemed taken, given or received by each such Borrower even absent an express indication that such action is taken, such waiver or consent is given, or such notice is given or received by any such Borrower.

     SECTION 2D.14.  Net Payments. Any and all payments of principal, interest,
                     ------------
fees and other Obligations by Borrower hereunder and under the Notes and the other Credit Documents shall be made free and clear of and without deduction for any and all Taxes. As used herein, "Taxes" means (a) All present or future taxes, levies, imposts, deductions, charges or withholding, and all liabilities, imposed by any taxing authority in any jurisdiction (other than the United States, except as otherwise provided in clause (b) of this sentence) by reason of the payment of principal, interest, fees and other Obligations hereunder, and
(b) shall also include taxes imposed by any United States taxing authority by reason of the payment of increased amounts pursuant to clause (i) of the next sentence, but only to the extent attributable to such increase. If any such Taxes shall be required by law to be deducted from or in respect of any principal, interest, fees or other Obligations payable to Lender hereunder: (i) the sum payable by Borrower shall be increased as necessary so that after taking all such Taxes into account, Lender shall receive an amount equal to the sum it would have received had no such deductions been made; (ii) the applicable Borrower Group shall make all required deductions for such Taxes; and (iii) the applicable Borrower Group shall pay the full amount deducted to the relevant taxing authority in accordance with applicable law and shall furnish Lender with proof of such payment. The term "Taxes" shall not include any taxes imposed on the income of the Lender.

                                 ARTICLE II-E
                                 ------------
                         CREDIT FACILITY - CONDITIONS
                         ----------------------------

     SECTION 2E.01.  Fulfillment of Conditions. In requesting, applying for, or
                     -------------------------
taking the Term Loan or any Revolving Credit Loan or any Letter of Credit from Lender, Borrower shall be deemed to have represented and warranted to Lender that each of the following conditions in this Article have been fulfilled. Borrower's failure to fulfill one or more of the following conditions shall not be relieved by the making of any Loan or the issuance of any Letter of Credit. Neither the making of any Loan nor the issuance of any Letter of Credit shall constitute a waiver of any of the following conditions.

     SECTION 2E.02.  Conditions to all Loans and Letters of Credit. The
                     ---------------------------------------------
following are conditions precedent to the making of the Term Loan and all Revolving Credit and must be fulfilled to Lender's satisfaction:

          (a) On and as of the date each Loan is made, and on and as of the date each Letter of Credit is issued, each representation and each warranty made in this Agreement and in any other Credit Documents shall be true, accurate, and complete;

          (b) On and as of the date each Loan is made, and on and as of the date that each Letter of Credit is issued, no Default or Event of Default shall have occurred and be continuing;

          (c) All Credit Documents required by Lender from time to time shall have been fully executed by the parties thereto and delivered to Lender; stock certificates representing all of the Shares and stock powers for such Shares signed in blank shall have been delivered to Lender; and all actions necessary for the perfection and protection of Lender's security interests under this Agreement and the other Credit Documents, and all actions necessary to maintain the first priority of such security interests, shall have been taken and completed; notwithstanding the foregoing, execution and delivery of the UK Credit Documents shall not be required as a condition to funding of the Term Loan;

          (d) Borrower shall have paid to Lender in the manner described herein all reasonable out-of-pocket expense of Lender and all fees then due and payable through the date of the making of such Loan or the issuance of such Letter of Credit;

          (e) After the Effective Date, and as of the date each Loan is made or Letter of Credit is issued, there shall not have occurred any material and adverse change in the Obligors' consolidated financial position, nor any condition, event, or act which would have a Material Adverse Effect; and

          (f) Lender shall have received certificates of insurance, satisfactory to Lender in form and substance with copies of each insurance policy required under this Agreement or any of the other Credit Documents endorsed in favor of Lender as required by the Credit Documents to be delivered promptly following the Effective Date, and such insurance shall be in full force and effect.

     SECTION 2E.03.  Conditions to Term Loan and the Acquisition Loan. The
                     ------------------------------------------------
following are conditions precedent to the making of the Term Loan and the Acquisition Loan and must be fulfilled to Lender's satisfaction:

          (a)  Lender shall have received the following:

               (i) copies of resolutions of the Board of Directors of each Borrower, authorizing the execution, delivery and performance of this Agreement and the other Credit Documents, and the borrowing hereunder, and such other matters as Lender may require, in form and substance satisfactory to Lender, certified by the Secretary or Assistant Secretary of such Borrower;

               (ii) a certificate of the Secretary or Assistant Secretary of each Borrower as to the correctness and completeness of the copy of the By-laws of such Borrower attached thereto and as to the incumbency and signatures of the officers of such Borrowers who execute the Credit Documents;

               (iii) a copy of the Articles of Incorporation of each Borrower, certified by an officer of such Borrower as being correct and complete, together with a certificate of the appropriate officer or department of the state in which such Borrower is incorporated as to the good standing and, if applicable, authority of such Borrower, with copies of the Articles of Incorporation of such Borrower on file;

               (iv) certificates of the appropriate officers or departments of the states in which each Borrower is not incorporated but does business as to such Borrower's qualification and good standing to conduct business as a foreign corporation in such states;

               (v) an opinion letter or opinion letters from counsel (including Virginia counsel) to each Obligor in form and substance satisfactory to Lender;

               (vi)  Omitted.

               (vii) such additional supporting certifications and other documents as Lender may reasonably request.

          (b) The US Transaction and the UK Transaction shall each have occurred subject only to the funding of the Term Loan and the Acquisition Loan. The Borrowers shall have delivered to Lender a complete copy of the fully executed Stock Purchase Agreement, with complete copies of all exhibits (executed, as applicable) and schedules, and complete copies of all documents, letters, disclosures (including all Disclosure Letters referred to in the Stock Purchase Agreement), certificates, instruments (including instruments or certificates representing the Shares) and any other materials delivered to the Obligors in connection with or pursuant to the terms of the Stock Purchase Agreement, and Lender shall have found such items to be satisfactory in the Lender's sole discretion. The Stock Purchase Agreement shall not have been amended, nor shall any obligations, rights, or remedies thereunder have been waived, without prior written notice to, and the prior written consent of, Lender.

          (c) The Collateral has a value acceptable to Lender.

          (d)  Omitted.

          (e) Lender shall have received the estimated Opening Day Balance Sheets prepared by Borrower.

          (f) Lender shall have received such information regarding the Principals as Lender may have requested. All information provided to Lender regarding the Principals shall be subject to Lender's review and must be satisfactory to Lender in Lender's sole discretion.

          (g) Lender shall have received for each Borrower, and for each of the Principals, copies of all shareholder agreements, employment agreements, non-competition agreements, confidentiality agreements, information protection agreements and the like, which shareholder agreements, employment agreements, non-competition agreements, confidentiality agreements, information protection agreements and the like are in form and substance satisfactory to Lender.

          (h) Omitted.

          (i) Obligors' intangible assets shall include, without limitation, on the Effective Date the worldwide trademark rights to the use (and to license others to use) the names "Environ" and "Environ International" and "Environ International Corporation" (and any related tradenames) in the same manner in which they are currently used by the US Corporation and the UK Corporations, which rights must be unencumbered except by the security interests and collateral assignments in favor of Lender or by Permitted Liens. As used in the preceding sentence, "worldwide" means the United States of America, and its territories and possessions (and the Commonwealth of Puerto Rico), the United Kingdom and any other jurisdictions in which any of the Obligors does business.

          (j) The Principals shall have made a minimum cash equity contribution to EHI of One Million Dollars ($1,000,000) in the aggregate prior to the purchase of the Shares and the funding of the Term Loan and the Acquisition Loan.

     SECTION 2E.04.  Conditions to All Revolving Credit Including the Initial
                     --------------------------------------------------------
Revolving Credit. The following are conditions precedent to the making of all
----------------
Revolving Credit Loans and the issuance of all Letters of Credit and must be fulfilled to Lender's satisfaction:

          (a) The Term Loan and the Acquisition Loan shall not be in default.

          (b) With respect to the UK Corporations, Lender shall have received each of the following:

          (i)   Guarantor Board Resolutions - In respect of each Guarantor, a
                ---------------------------
copy, certified as true, complete and up-to-date, of minutes of the meeting(s) of the Board of Directors of such Guarantor at which valid resolutions were adopted approving the Credit Documents to which it is party and the assumption of its obligations thereunder and authorizing a person or persons to execute and deliver such Credit Documents and all notices, communications or documents to be given by such Guarantor or on its behalf pursuant to or in connection therewith, together with certified copies of unanimous shareholders resolutions approving and authorizing the execution of such Credit Documents;

          (ii)  Shareholder Resolutions - certified copies of shareholder
                -----------------------
resolutions of the Guarantors [and their subsidiaries] resolving to make such amendments to their Memoranda and Articles of Association as Lender shall have specified prior to the Effective Date;

          (iii) Legal Due Diligence Report - an original copy of the legal due
                --------------------------
diligence report, if any, prepared by Allen & Overy on behalf of the Borrowers and addressed to, among others, Lender;

          (iv)  Pension Report - an original copy of the actuarial report
                --------------
prepared by an actuary (or other person in Lender's discretion) acceptable to Lender on behalf of the Borrowers and addressed to, among others, Lender;

          (v)   Accountant's Report - an original copy of the accountant's
                -------------------
financial due diligence report prepared by accountants acceptable to Lender in respect of the Guarantors and addressed to, among others, Lender;

          (vi)  Membership of Board - confirmation of the approval by Lender of
                -------------------
the membership of the Board of Directors of the Guarantors;

          (vii) Statutory Declaration and Report - a certified copy of the
                --------------------------------
statutory declaration made in the prescribed form by all of the directors of each Guarantor as required by Section 155(b) of the Companies Act 1985 and of the statutory report of each of the Guarantor's auditors required under Section 156(4) of the Companies Act 1985;

          (viii) Asset Confirmation - a letter from the auditors of each
                 ------------------
Guarantor, addressed to Lender and confirming that the provisions of Section 155(2) of the Companies Act 1985 are not being breached by any such Guarantor.

     (c) Lender shall have received an opinion letter or opinion letters from both United States and United Kingdom counsel to each UK Corporation in form and substance satisfactory to Lender.

     (d) Borrowers and Guarantors shall have executed and delivered to Lender such Credit Documents and amendments to Credit Documents as Lender may request.

     (e) Immediately upon making the Revolving Credit Loan or issuing the Letter of Credit, as the case may be, (i) the sum of (A) the aggregate outstanding principal balances of the Revolving Credit Loans plus (B) the aggregate of the face amounts of the outstanding Letters of Credit, if any, will not exceed the Revolving Credit Committed Amount, and (ii) the aggregate of the face amounts of the outstanding Letters of Credit, if any, will not exceed the Letter of Credit Maximum Amount.


                                  ARTICLE III
                                  -----------
                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     Each Borrower hereby makes the following representations and warranties to Lender (a) on and as of the Effective Date.

     SECTION 3.01.  Conditions. All conditions precedent to the making of the
                    ----------
applicable Loan or Letter of Credit as set forth in Article II have been satisfied in full.

     SECTION 3.02.  Existence. Each Borrower:
                    ---------

          (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization;

          (b) has all requisite corporate power, and has all material governmental licenses, authorizations, consents and approvals to own its assets and carry on its business as now being or as proposed to be conducted; and

          (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could (either individually or in the aggregate) have a Material Adverse Effect.

     SECTION 3.03.  Action.
                    ------

          (a) Each Borrower has all necessary corporate power, authority and legal right to execute, deliver and perform Borrower's obligations under each of the Credit Documents; and

          (b) The execution, delivery and performance by each Borrower of each of the Credit Documents have been duly authorized by all necessary corporate or other action on Borrower's part (including any required shareholder or like approvals); and

          (c) This Agreement has been duly and validly executed and delivered by each Borrower and constitutes, and the Term Note and other Credit Documents, when executed and delivered by such Borrower, will constitute such Borrower's, legal, valid and binding obligation, enforceable against such Borrower, as the case may be, in accordance with its terms.

     SECTION 3.04.  Approvals. No authorizations, approvals or consents of, and
                    ---------
no filings or registrations with, any governmental or regulatory authority or agency, or any securities exchange, are necessary for the execution, delivery or performance of the Credit

Documents by any Borrower or for the legality, validity or enforceability thereof, except for financing statement filings in respect of the security interests created in favor of Lender pursuant to this Agreement and the other Credit Documents. The borrowings hereunder, and the execution, delivery and performance of each of the Credit Documents will not (a) contravene any applicable provision of law, any applicable order of any court or other agency of government, or (b) contravene the Articles of Incorporation or By-laws or any indenture, agreement or other instrument binding upon any Borrower, or (c) be in conflict with, result in the breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument binding upon any Borrower, or (d) result in the creation or imposition of any Lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of any Borrower, except pursuant to this Agreement and the other Credit Documents.

     SECTION 3.05.  Ownership. Schedule 3.05 contains a true, accurate, and
                    ---------  -------------
complete description of the capital structure of each Borrower and identifies each Person who owns or holds any equity right, title or interest in each Borrower.

     SECTION 3.06.  Subsidiaries. US Corporation has no Subsidiaries other than
                    ------------
Technical Assessment Systems, Inc.. EAGL has no Subsidiaries other than EAG, a private company limited by shares incorporated in England and Wales. EIL has no Subsidiaries other than Integrated Systems Assessment Limited, a private company limited by shares incorporated in England and Wales. US Corporation, EAGL, EIL, EAG, Technical Assessment Systems, Inc. and Integrated Systems Assessment Limited have and shall have no Affiliates other than each other.

     SECTION 3.07.  Financial Statements.
                    --------------------

          (a) The financial statements of the US Corporation and the UK Corporation provided to Lender dated as of November 30, 1998, together with related consolidated statements of income, stockholders' equity and changes in financial position or cash flow are true, accurate, and complete in all material respects and fairly represent the financial condition of such Persons (and their Consolidated Subsidiaries, if any) as of such date; such financial statements were prepared in accordance with GAAP applied on a consistent basis (except as noted therein); and since the date of such financial statements there has been no material adverse change in the financial condition of the US Corporation and the UK Corporation (and their Consolidated Subsidiaries, if any). Since November 30, 1998 no dividends, distributions, loans or advancements of any kind have been made or given to any Person holding any equity right, title or interest in the US Corporation and the UK Corporation other than compensation in the ordinary course of business, that, if this Agreement had been in effect during the period from November 30, 1998 through the date of this Agreement, would not conflict with any provision of this Agreement.

          (b) The estimated Opening Day Balance Sheets, which have been prepared and certified by the treasurer or other officer of each member of the Borrower Group, are true and correct.

     SECTION 3.08.  Solvency. Each Borrower is, and after giving effect to the
                    --------
consummation of this Agreement and the incurrence of any Obligations incurred hereunder, will be, Solvent. No Borrower is contemplating either the filing of a petition by such Borrower under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of such Borrower's Property, and such Borrower has no knowledge of any Person contemplating the filing of any such petition against such Borrower. No Borrower is currently the subject of any bankruptcy or similar proceeding under any state or federal law and none of such Borrower's Property is under the jurisdiction of any bankruptcy court or other court having similar jurisdiction.

     SECTION 3.09.  Investments. Schedule 3.09 contains a true, accurate, and
                    -----------  -------------
complete listing of each Investment of each Borrower. No Borrower has any Investments other than Permitted Investments.

     SECTION 3.10.  Deposit Accounts. Schedule 3.10 contains a true, accurate,
                    ----------------  -------------
and complete listing of each deposit account of each Borrower.

     SECTION 3.11.  Indebtedness. Schedule 3.11 contains a true, accurate, and
                    ------------  -------------
complete listing of all Indebtedness of each Borrower. No Borrower has any Indebtedness other than Permitted Indebtedness.

     SECTION 3.12.  Liens. Each Borrower has good and marketable title to its
                    -----
Property free of all Liens, except for Permitted Liens.  Schedule 3.12 contains
                                                         -------------
a true, accurate, and complete listing of each Lien on each Borrower's Property.

     SECTION 3.13.  Material Agreements. Schedule 3.13 contains a true,
                    -------------------  -------------
accurate, and complete listing of each Material Agreement that burdens any Borrower or from which any Borrower derives direct or indirect benefits. To each Borrower's knowledge, no default or event of default by any Person under any Material Agreement has occurred and is continuing. No Borrower is a party to, or bound by, any contract or instrument, or subject to any charter or other corporate restriction, materially and adversely affecting the business, property, assets, operations or condition, financial or otherwise, of any Borrower.

     SECTION 3.14.  Legal Proceedings. Except as set forth in Schedule 3.14,
                    -----------------                         -------------
there is no pending Proceeding that has been commenced by or against any Obligor that relates to or may be reasonably expected to materially adversely affect on a consolidated basis the business of or the Property owned by or used by the Obligors and, to each Borrower's knowledge, no such Proceeding has been Threatened.

     SECTION 3.15.  Accounts. All Accounts that may be listed on any accounts
                    --------
aging or listing furnished to Lender by or on behalf of Borrower at any time, and all Accounts included in Borrower's assets on any financial statement furnished to the Lender by or on behalf of Borrower at any time (including, without limitation, the Opening Day Balance Sheets), and unless otherwise expressly and clearly stated on such aging, listing or financial statement and thereby disclosed to the Lender: (a) shall have arisen from services performed by Borrower for, or goods sold by Borrower to, the appropriate Account Debtor in a commercial transaction; (b) the Account is based on an enforceable order or contract, written or oral, for services performed or goods sold, and the same were performed or sold in accordance with such order or contract; (c) Borrower's title to the Account is good and marketable and is not subject to any Lien other than Permitted Liens;
(d) the amount shown on the books of Borrower and on any invoice or statement delivered to Lender regarding the Account is owing to Borrower.

     SECTION 3.16.  Insurance. Schedule 3.16 contains a true, accurate, and
                    ---------  -------------
complete listing of each insurance policy (including policies of worker's compensation insurance, liability insurance, casualty insurance and business interruption insurance) maintained in full force and effect by each Borrower.

     SECTION 3.17.  Intellectual Property. Each Borrower holds, owns, or is
                    ---------------------
licensed to use, all Intellectual Property necessary to conduct its businesses as now conducted or intended to be conducted, free of burdensome restrictions, and without known conflict with the rights of others. All of the Intellectual Property held, owned by, used by, or licensed to, each Borrower, or in which any Borrower has any right or interest, is listed on Schedule 3.17. Except as may
                                                 -------------
be expressly stated on Schedule 3.17, each Borrower holds, owns, and has the
                       -------------
exclusive right or license to use the Intellectual Property listed on Schedule
                                                                      --------
3.17, subject to no rights of any other Person.
----

     SECTION 3.18.  Special Property. No Borrower uses, owns or otherwise has
                    ----------------
rights to any Special Property, other than Special Property that is (a) Intellectual Property listed on Schedule 3.17 or (b) Property listed on Schedule
                                -------------                           --------
3.18.
----

     SECTION 3.19.  Margin Stock. No Borrower is engaged principally, or as one
                    ------------
of its activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any extension of credit hereunder will be used to buy or carry any Margin Stock. No Borrower owns Margin Stock except as disclosed on
Schedule 3.19, and as of the date hereof the aggregate value of all Margin Stock
--------------
owned by any Borrower does not exceed twenty-five percent (25%) of the assets of such Borrower.

     SECTION 3.20.  Tax Identification Numbers. The tax identification number
                    --------------------------
for each Borrower and Guarantor is correctly set forth opposite its name on
Schedule 3.20.  EHI does not have a tax identification number on the Effective
-------------
Date, but EHI has applied for it as of the Effective Date.

     SECTION 3.21.  Business. The business of each Borrower is as described on
                    --------
Schedule 3.21.
-------------

     SECTION 3.22.  Name, Structure. Except for the name change of the US
                    ---------------
Corporation contemporaneously with the execution of this Agreement to Environ International Corporation or as otherwise listed on Schedule 3.22, no Borrower
                                                    -------------
has changed its name or organizational structure within the two (2) year period immediately preceding the Effective Date or purchased or acquired any Property from any Person other than Property which in the hands of such Person was such Person's inventory and was sold to Borrower in the ordinary course of such

Person's business.

     SECTION 3.23.  Designated Locations. The street address, and county and
                    --------------------
state, of each place of business of each Borrower and each place where such Borrower has, leases, maintains or stores Property, are listed on Schedule 3.23.
                                                                  -------------
The mailing address of Borrower's chief executive office is 4350 North Fairfax Drive, Suite 300, Arlington, Virginia 22203, which is in Arlington County, Virginia. As of the Effective Date, and except as disclosed on Schedule 3.23,
                                                                -------------
Borrower does not own any interest, including any leasehold interest, in real estate.

     SECTION 3.24.  Labor Status. No Borrower has experienced a strike, labor
                    ------------
dispute, slowdown or work stoppage due to labor disagreements which could have a Material Adverse Effect and there is no such strike, dispute, slowdown or work stoppage threatened against any Borrower. Except as disclosed on Schedule 3.24,
                                                                  -------------
no Borrower is a party to any labor, employment or management contracts between such Borrower and any of its employees or any person or group that represents any of its employees.

     SECTION 3.25.  ERISA Status.
                    ------------

          (a)  Schedule 3.25 is a true, accurate, and complete listing of each
               -------------
Plan. Each Plan is in compliance in all material aspects with the applicable provisions of ERISA and the Code. Except as otherwise expressly indicated on
Schedule 3.25, each Qualified Plan and each Multiemployer Plan has been
-------------
determined by the Internal Revenue Service to qualify under Section 401 of the Code, and the trusts created thereunder have been determined to be exempt from tax under Section 501 of the Code, and nothing has occurred that would cause the loss of such qualification or tax-exempt status. There are no outstanding liabilities under Title IV of ERISA with respect to any Plan which could reasonably be expected to have a Material Adverse Effect. No Plan subject to Title IV of ERISA has any Unfunded Benefit Liability which could reasonably be expected to have a Material Adverse Effect. Neither Borrower nor any ERISA Affiliate has transferred any Unfunded Benefit Liability to a person other than an ERISA Affiliate or has otherwise engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA which could reasonably be expected to have a Material Adverse Effect. Neither any Borrower nor any ERISA Affiliate has incurred nor reasonably expects to incur (x) any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan, or (y) any liability under Title IV of ERISA (other than premiums due but not delinquent under Section 4007 of ERISA) with respect to a Plan, which could, in either event, reasonably be expected to have a Material Adverse Effect. No application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan (other than a Multiemployer Plan). No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan which could reasonably be expected to have a Material Adverse Effect. Each Borrower and each ERISA Affiliate has complied in all material respects with the notice and continuation coverage requirements of Section 4980B of the Code. Neither any Borrower nor any ERISA Affiliate has any contingent liability for post-retirement benefits under a welfare plan (as defined in Section 3(1) of ERISA), other than liability for continuation of coverage described in Section 4980B of the Code, except as disclosed on the financial statements of each Borrower prepared in accordance with GAAP applied on a consistent basis and delivered to Lender.

          (b)  In respect of the UK Corporations, Schedule 3.25A contains a
                                                  --------------
true, accurate and complete listing of all agreements or arrangements for the provision of pensions, allowances, lump sums or other similar benefits on retirement, death or long term ill health for the benefit of any current or former employee of either UK Corporation or their dependents, including ex gratia arrangements (each a "UK Plan"). To the best knowledge of Obligors:

               (i) Full and accurate particulars of each UK Plan have been disclosed including, without limitation, copies of the current trust deed and rules plus any amending deeds or resolutions, members' booklets plus any subsequent announcements to members, membership details, details of contributions payable by and in respect of members, most recent actuarial report and valuation, most recent scheme accounts, evidence of Inland Revenue approval and contracting-out status and evidence of compliance with the Pensions Act 1995 and regulations.

               (ii) Other than as disclosed there are no other Pension Schemes for current or past directors or employees of the Company.

               (iii) In relation to each UK Plan within the three years ending on the date of this agreement no power to augment benefits has been exercised, no discretion has been exercised to admit an employee to membership of the pension scheme who would not otherwise be eligible and no discretion has been exercised to provide a benefit which would not otherwise be provided; all benefits (other than a refund of contributions with interest where appropriate) payable under each UK Plan on the death of a member while in an employment to which the pension scheme relates are fully insured by a policy with an insurance company of good repute; there are no contributions to a UK Plan which are due but unpaid and have remained unpaid for more than one month and in any event contributions have been paid which are at least equal to and by the due date specified in any schedule of contributions or payments applicable under Section 58 or 87 of the Pensions Act 1995; no takeover protection provision will be triggered by Completion; each UK Plan is sufficiently funded on an ongoing basis using the assumptions used in the last actuarial valuation to secure at least the benefits accrued to Completion (other than those which are insured) and in addition is sufficiently funded to meet the minimum funding requirement as defined in Section 56 of the Pensions Act 1995, and all information provided to the Pension Scheme actuary for the purposes of the last actuarial valuation was true, accurate and complete in all respects and there have been no events since the date of that valuation which would show a deterioration of the funding position of a UK Plan were such a valuation to be undertaken at the date of Completion.

               (iv) Each UK Plan is either approved by the Board of Inland Revenue for the purposes of Chapter I Part XIV of the Income and Corporation Taxes Act 1988 or is a scheme under which the benefits provided or to be provided are consistent with the approval of the scheme by the Board of Inland Revenue for such purposes and is a scheme in respect of which an application for such approval has been made and has not been withdrawn or refused and the Board of Inland Revenue have not given notice to the applicant that they believe the application has been dropped; is established under irrevocable trusts; has been administered in accordance with all applicable laws (including Article 119 of the Treaty of Rome), regulations and requirements of any competent governmental body or regulatory authority and the trusts and rules of the UK Plan; has not been the subject of any report of wrongdoing or irregularities to the Occupational Pensions Regulatory Authority nor are there any circumstances which would justify such a report; is a scheme in respect of which all actuarial, consultancy, legal and other fees, charges or expenses have been paid and for which no services have been provided for which an account or invoice has not been rendered; and has no investment in employer-related assets as defined in Section 40 of the Pensions Act 1995.

               (v) No claim has been threatened or made or litigation commenced against the trustees or administrators of any UK Plan or against UK Corporations or any other person whom either UK Corporation is or may be liable to indemnify or compensate in respect of any matter arising out of or in connection with any UK Plan. There are no circumstances which may give rise to any such claim or litigation. There are no unresolved disputes under any UK Plan's internal dispute resolution procedure.

     SECTION 3.26.  Environmental Status. Except as set forth in Schedule 3.26:
                    --------------------                         -------------

          (a) Each Borrower has obtained and maintained all Environmental Permits necessary to conduct its business, both as done currently and as proposed except insofar as collectively any non-compliance would not have a Material Adverse Effect.

          (b) Each Borrower has complied with all Environmental Laws (including Environmental Permits) except insofar as collectively any non-compliance would not have a Material Adverse Effect.

          (c) To the knowledge of each Borrower, neither any Borrower nor any Environmental Affiliate known to it, whether actively or passively, has released, emitted, buried, leaked, or disposed of Regulated Substances on any Property ever owned, leased or operated by any of them.

          (d) To the best knowledge of each Borrower, no one else, whether actively or passively, has released, emitted, buried, leaked, or otherwise disposed of Regulated Substances on any Property while owned, operated or leased by any Borrower or any Environmental Affiliate known to it.

          (e) To Borrower's knowledge, there are no asbestos containing materials, polychlorinated biphenyls or radioactive substances located on Property now owned, operated or leased by any Borrower.

          (f) Neither any Borrower nor any Environmental Affiliate known to it has operated a treatment, storage or disposal facility requiring a permit or having interim status under the Resource Conservation and Recovery Act, as amended, or any comparable state laws, nor, to Borrower's knowledge, has any Property of any Borrower or any Environmental Affiliate known to it been used for such purposes.

          (g) To Borrower's knowledge, there have been no underground storage tanks, pipelines or surface impoundments at any Properties when owned, leased or operated by Borrower or any Environmental Affiliate known to it which was violative of any Environmental Law during such period of ownership, use or operation.

          (h) Neither any Borrower nor any Environmental Affiliate known to it has received any Environmental Claim pursuant to any Environmental Law or relating to any potential environmental liability which is not resolved and which is likely to have a Material Adverse Effect.

          (i) To the best knowledge of each Borrower, no other party has received any Environmental Claim pursuant to any Environmental Law, including CERCLA or any comparable state law or relating to any environmental liability relating to any Borrower or any Environmental Affiliate known to it, any of their Property or any property where wastes generated by any of them have been sent which is not resolved and which is likely to have a Material Adverse Effect.

          (j) To Borrower's knowledge, none of the Property ever owned, operated or leased by any Borrower or any known Environmental Affiliate is listed on any environmental regulatory list of contaminated properties, including the National Priorities List promulgated pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, the CERCLIS or any federal, state or local counterpart with respect to such period of Borrower's ownership, operation and lease which is not resolved and which is likely to have a Material Adverse Effect.

          (k) To Borrower's knowledge, there are no conditions on any adjacent or neighboring properties which threaten the Property of any Borrower.

          (l) To Borrower's knowledge, no Liens exist under or pursuant to any Environmental Laws on any Property owned, operated or leased by any Borrower, and to Borrower's knowledge no government action has been taken or is in process that could subject any such Property to such Liens and no Borrower would be required to place any notice or restriction relating to the presence of Regulated Substances at any Property owned or leased by it in any deed or lease to such Property.

          (m) Each Borrower has disclosed to Lender, prior to the date of this Agreement, its waste practices, its use of regulated substances and all potentially material environmental matters and has disclosed all reports, assessments, remedial action plans or other similar documents relating to any material environmental condition of Property or operations of any Borrower and any Environmental Affiliates known to it.

     SECTION 3.27.  Investment Company Act. No Borrower is an "investment
                    ----------------------
company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

     SECTION 3.28.  Omitted.

     SECTION 3.29.  Commercial Loan. The Loans made under this Agreement are
                    ---------------
made solely for a business or commercial purpose and not for any personal, family, or household purpose. The terms of this Agreement and Notes do not violate any applicable Laws that regulate credit, including any applicable Laws regarding usury and the charging of interest, late charges, fees, or any costs and charges under this Agreement.

     SECTION 3.30.  No Broker. No Borrower has made any agreement or taken any
                    ---------
action that may cause anyone to become entitled to a commission or finder's fee or other compensation of any kind attributable to any extensions of credit or other matters or transactions contemplated under this Agreement and the other Credit Documents.

     SECTION 3.31.  Obligor Information. There is no fact or circumstance or
                    -------------------
anticipated event known to any Responsible Officer that could have a Material Adverse Effect that has not been disclosed to Lender in this Agreement, the other Credit Documents, or in another writing furnished to Lender on or before the Effective Date for use in connection with the transactions contemplated by this Agreement and the other Credit Documents. The Obligor Information furnished to Lender on or before the Effective Date is true, accurate, and complete in all material respects, and does not omit any material fact or facts necessary to make the Obligor Information not misleading, and all Obligor Information furnished to Lender after the Effective Date shall be true, accurate and complete in all material respects.

     SECTION 3.32.  Independent Access. Each Obligor has adequate means to
                    ------------------
obtain from each other Obligor, on a continuing basis, information concerning the condition, financial and otherwise, of all other Obligors, and the Obligors are not relying on Lender to furnish such information either now or in the future. Neither Lender, nor any Affiliate of Lender, nor any of its or their employees, attorneys, accountants, appraisers or other consultants or advisers have made any representations, warranties or agreements of any kind to or with the Principals, EHI, or the other Obligors, regarding the Stock Purchase Agreement or the matters and transactions contemplated thereby, or the businesses and assets that are directly or indirectly the subject matter thereof.

     SECTION 3.33.  Taxes. Each Borrower has filed and will continue to file all
                    -----
United States income tax returns and all state income tax returns that are required to be filed, and has paid, or made adequate provisions for the payment of, all taxes which have or may become due pursuant to said returns or pursuant to any assessment received by Borrower except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided.

     SECTION 3.34.  Applicable Laws. Each Borrower is in compliance, in all
                    ---------------
material respects, with all Applicable Laws.

     SECTION 3.35.  Risk Management Agreements. No Borrower is a party to any
                    --------------------------
Risk Management Agreement, except as listed on Schedule 3.35.
                                               -------------

     SECTION 3.36.  Year 2000 Issues. Each Borrower and its subsidiaries have
                    ----------------
made a full and complete assessment of the Year 2000 Issues and have a realistic and achievable program for remediating any applicable Year 2000 Issues on a timely basis. Based on this assessment and program, each Borrower reasonably believes that Year 2000 Issues cannot be expected to have a Material Adverse Effect.

     SECTION 3.37.  Direct Obligation; Full Faith and Credit. This Agreement,
                    ----------------------------------------
the Notes, and the other Credit Documents to which any Borrower is a party, and each of the Obligations of each Borrower hereunder or thereunder, are direct, unconditional and general obligations of each Borrower jointly and severally for the payment of which the full faith and credit of each Borrower is pledged.

     SECTION 3.38.  No Recordation Necessary. This Agreement and each of the
                    ------------------------
other Credit Documents are in proper form under Virginia law for the enforcement hereof or thereof against each Borrower under Virginia law, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of this Agreement and the other Credit Documents, it is not necessary that this Agreement or any other Credit Document or any other document, except UCC financing statements, be filed, registered or recorded with, or executed or notarized before, any court or other authority in Virginia or that any registration charge or stamp or similar tax be paid on or in respect of this Agreement or any other Credit Document or any other document.

     SECTION 3.39.  Wages, Severance Pay, Etc. No Borrower has pension benefits,
                    -------------------------
wages, severance pay or unemployment benefits unpaid and owing to any employees currently employed or severed or retired, except as described on Schedule 3.39.
                                                                 -------------

     SECTION 3.40.  Stock Purchase Agreement. The Stock Purchase Agreement is in
                    ------------------------
full force and effect, complies with all Applicable Laws, has not been modified or amended, and no obligations, rights, or remedies thereunder have been waived.

     SECTION 3.41.  Omitted.

     SECTION 3.42.  Omitted.

     SECTION 3.43.  Principals. All of the Principals are identified in Schedule
                    ----------                                          --------
3.43.
----

                                  ARTICLE IV
                                  ----------
                             AFFIRMATIVE COVENANTS
                             ---------------------

     Each Borrower covenants and agrees that as of the Effective Date and until the later of the Credit Termination Date or payment in full of all Obligations owed by any Borrower to Lender, unless Lender shall otherwise consent in writing:

     SECTION 4.01.  Information. Each Borrower shall deliver to Lender, or cause
                    -----------
to be delivered to Lender, the following:

          (a)  Omitted.

          (b) as soon as available, but in any event within ninety (90) days after the close of each fiscal year of each Borrower (and Guarantors), audited financial statements reflecting their operations during such fiscal year, including, without limitation, a balance sheet, profit and loss statement and statement of cash flows, with supporting schedules, all on a consolidated and consolidating basis, and setting forth in comparative form consolidated figures for the preceding fiscal year, all in reasonable detail and audited by a certified public accountant of recognized national standing reasonably acceptable to Lender, whose opinion shall be unqualified and shall be to the effect that such consolidated financial statements have been prepared in accordance with GAAP applied on a consistent basis (excepting changes noted thereon with which such accountants concur), except that for the fiscal year 1999, no information for the preceding fiscal year 1998 will be provided for Environ Holdings, Inc., as Environ Holdings, Inc. was incorporated and began operations in 1999;

          (c) as soon as available, but in no event more than forty-five (45) days after the end of each of the first three fiscal quarters, a balance sheet of each Borrower (and Guarantors) and statements of income and retained earnings and of cash flows for each Borrower (and the Guarantors) for such quarterly period and for the portion of the fiscal year ending with such period, all on a consolidated and consolidating basis, in each case setting forth in comparative form consolidated figures for the corresponding period of the preceding fiscal year (except that the balance sheet shall be compared to that at prior year end), all in reasonable form and detail acceptable to Lender, and accompanied by the certificate of the Director of Finance of the applicable Borrower (and the Guarantors) to the best of his or her knowledge, information and belief, as being true and correct in all material respects and as having been prepared in accordance with GAAP applied on a consistent basis, subject to changes resulting from normal year-end audit adjustments;

          (d) at the time of the delivery of the financial statements provided for in Sections 4.01 (a) and (b), a Responsible Officer's Certificate;

          (e) within the period for delivery of the annual financial statements provided in Section 4.01(b), a certificate of the accountants conducting the annual audit stating that they have reviewed this Agreement and stating further whether, in the course of their audit, they have become aware of any Default or Event of Default existing on the date of such statements arising as a result of a violation of any Financial Covenants of this Agreement, and if any such Default or Event of Default exists, specifying the nature and extent thereof. However, it is recognized and agreed that the audit performed in accordance with the requirements of Section 4.01(b) for the fiscal year 1999 is an auit of records beginning as of the Effective Date, and that any figures for fiscal year 1999 prior to the Effective Date have not been subject to audit. However, the Parties hereto have reviewed and accepted the calculations of EBITDA set forth in Schedule 4.01(e) for the period of January 1, 1999- February 1, 1999, and such calculations will be included in the certificate required hereunder;

          (f) promptly upon transmission thereof, copies of any filings and registrations with, and reports to, the Securities and Exchange Commission, or any successor agency, by any Borrower or Guarantor, and copies of all financial statements, proxy statements, notices and reports as such Borrower or Guarantor shall send to its shareholders or to the holders of any other Indebtedness of any Borrower or Guarantor in their capacity as holders;

          (g) within the period for quarterly and annual financial statements, summary agings of accounts receivable, and accounts payable listings, for each Borrower and the Guarantors each current as of the last day of the then most recently ended quarter, together with such other information as Lender may reasonably request regarding the accounts receivable and accounts payable;

          (h) within thirty (30) days after each filing by each Borrower and each Guarantor of any tax return or extension thereof pursuant to the taxing authority of any Governmental Authority, a photocopy of each such tax return, with all related forms, schedules, and related information signed and certified by the applicable Borrower or Guarantor as true and complete;

          (i) with reasonable promptness upon any such request, such other information regarding the business, properties or financial or operating condition of any Borrower or Guarantor as Lender may reasonably request.

     SECTION 4.02.  Reporting Notification Events. Immediately upon any
                    -----------------------------
Responsible Officer obtaining knowledge thereof, but in any event within five
(5) Business Days after any Responsible Officer obtains such knowledge, each Borrower shall give Lender written notice of each Notification Event, which written notice shall include (i) a description of the Notification Event (including an estimate of any anticipated liability or Material Adverse Effect that may arise from such Notification Event other than the occurrence of a Default or Event of Default), (ii) the date of the Notification Event and the date that the Responsible Officer first obtained knowledge of the Notification Event, and (iii) a description of the manner in which any Borrower has addressed or otherwise responded to the Notification Event or intends to address or otherwise respond to the Notification Event.

     SECTION 4.03.  Existence. Each Borrower shall maintain its corporate or
                    ---------
other legal existence, in each jurisdiction in which it is incorporated or otherwise formed, and in each jurisdiction where it is required to register or qualify to do business except for failures to register or qualify which, individually or in the aggregate, would not have a Material Adverse Effect.

     SECTION 4.04.  Places of Business. Borrower shall give Lender at least
                    ------------------
thirty (30) days' prior written notice of the intended opening of any new location in addition to the Designated Locations. Prior to such opening, such Borrower shall deliver to Lender a revised Schedule 3.26 adding such new
                                           -------------
location as a Designated Location and shall execute and deliver, or cause to be executed and delivered, to Lender such agreements, documents, and instruments as Lender may deem necessary or desirable in Lender's discretion to protect Lender's interest in the Collateral at such new location, including UCC financing statements. Such Borrower shall provide to Lender such UCC financing statement search reports as Lender may reasonably request to confirm the absence of competing Lien Notices and to confirm the priority of Lender's UCC financing statements. If Borrower closes for business at any Designated Location, such Borrower shall give Lender at least thirty (30) days' prior written notice with a written explanation of the reason for closing such Designated Location. Upon and after the occurrence of an Event of Default which remains uncured, no Borrower shall open or close any place of business without Lender's prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned.

     SECTION 4.05.  Property. Each Borrower shall maintain, preserve and protect
                    --------
all Property that is material to the business of such Borrower and keep such Property in good repair, working order and condition, normal wear and tear excepted, and from time to time as necessary make, or cause to be made, all repairs, renewals, additions, improvements, and replacements thereto as necessary in order that the business carried on in connection therewith may be properly conducted at all times in accordance with customary and prudent business practices for similar businesses.

     SECTION 4.06.  Insurance. Each Borrower shall maintain in full force and
                    ---------
effect at all times insurance (including worker's compensation insurance, liability insurance, casualty insurance and business interruption insurance) in such amounts, covering such risks and liabilities, and with such deductibles as are in accordance with normal industry practice unless higher limits or other types of coverage are required by the terms of the other Credit Documents, provided that the insurance coverages maintained by each Borrower shall at all times be at least comparable in amount and in all other material respects, as the coverages described on Schedule 3.16. Each Borrower shall provide to Lender
                           -------------
promptly upon Lender's request from time to time certificates, policies or endorsements as Lender shall require as proof of such insurance, and if any Borrower fails to do so, Lender is authorized, but not required, to obtain such insurance at the expense of the Obligors. All insurance policies shall provide for at least thirty (30) days' prior written notice to Lender of any cancellation or reduction in coverage and Lender may act as attorney-in-fact for any Borrower in obtaining, and at any time an Event of Default exists, adjusting, settling, amending and canceling such insurance. Each Borrower shall cause Lender to be named as a loss payee and an additional insured (but without any liability for any premiums) under all such insurance policies as to which such is obtainable at no or reasonable cost and shall cause each Borrower to obtain non-contributory Lender's loss payable endorsements to all such insurance policies in form and substance satisfactory to Lender. Such Lender's loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Lender as its interests may appear and further specify that Lender shall be paid regardless of any act or omission by any Borrower or any other Person. To the extent Borrower defaults in regularly scheduled payments on the Notes or other Credit Documents, all proceeds of such casualty insurance and business interruption insurance not applied to repair and replacement of the Property shall be paid to Lender for application to the Obligations in accordance with the terms of this Agreement and the other Credit Documents or otherwise. Lender shall not be responsible for any failure to collect any insurance proceeds due under the terms of any policy regardless of the cause of such failure.

     SECTION 4.07.  Taxes. Each Borrower shall pay and discharge, or cause to be
                    -----
paid and discharged, promptly all taxes, assessments, and governmental charges or levies imposed upon any Borrower or upon any Borrower's income and profits, or upon any of its Property or any part thereof, before the same shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a Lien upon such Property or any part thereof; provided, however, that no Borrower shall be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and such Borrower shall have set aside on its books adequate reserves with respect to any such tax, assessment, charge, levy or claim, so contested.

     SECTION 4.08.  Compliance with Laws. Each Borrower shall comply, in all
                    --------------------
material respects, with all Applicable Laws.

     SECTION 4.09.  Material Agreements. Each Borrower shall comply, in all
                    -------------------
material respects, with all Material Agreements, and shall diligently preserve, protect, and enforce such Borrower's rights and remedies under all Material Agreements.

     SECTION 4.10.  Permitted Indebtedness. Each Borrower shall pay all of its
                    ----------------------
Permitted Indebtedness promptly and in accordance with the contractual terms of such Permitted Indebtedness as set forth in the documentation for such Permitted Indebtedness.

     SECTION 4.11.  Maintenance of Primary Account.  Omitted.
                    ------------------------------

     SECTION 4.12.  Credit Administration Costs;  Brokers. Each Borrower shall
                    -------------------------------------
pay and cause all other Obligors to pay all reasonable out-of-pocket costs and expenses of Lender in connection with the Loans promptly upon Lender's demand from time to time. Each Borrower shall indemnify and hold harmless Lender from and against any claim by any Person not contracted with by Lender for a commission or finder's fee or other compensation of any kind attributable to any extensions of credit or other matters or transactions contemplated under this Agreement and the other Credit Documents, and shall pay Lender's attorney's fees, litigation expenses and court costs in defending any such claims.

     SECTION 4.13.  Review and Audit. Each Borrower shall maintain its financial
                    ----------------
books and records in accordance with GAAP. Lender shall be permitted access to all Records at any location, including any Designated Location during normal business hours on reasonable notice and shall be permitted to take copies, at Borrower's expense, of such Records as Lender may request. Each Borrower shall permit and authorize Lender through any Person designated by Lender ("Lender's Designee"), at such times and as often as Lender may reasonably request, to visit, inspect, examine, audit and verify any of the properties and Records of each Borrower relevant to the subject matter of this Agreement or any other Credit Documents or any Obligor Information or the financial condition of each Borrower. The actions of Lender and Lender's Designee pursuant to this Section shall be scheduled and conducted so as not to be unreasonably disruptive to Borrower's operations.

     SECTION 4.14.  Rate Hedging. Upon the request of Lender, Borrower shall
                    ------------
hedge the floating interest expense of the Term Loan for the full term of the Term Loan by maintaining one or more interest rate swap transactions with Lender or with another financial institution approved by Lender in writing in an aggregate notional amount equal to at least fifty percent (50%) of the initial amount funded under the Term Loan, with Borrower making fixed rate payments and receiving floating rate payments to offset changes in the variable interest expense of the Term Loan, all upon terms and subject to such conditions as shall be acceptable to Lender (or if such transaction is with another financial institution, all upon terms and subject to conditions as shall be approved by Lender in writing).

     SECTION 4.15.  Use of Loan Proceeds. The proceeds of the Loans shall be
                    --------------------
used solely for the purpose expressly permitted in Article II.

     SECTION 4.16.  ERISA and Related Matters. Each Borrower shall promptly
                    -------------------------
furnish to Lender copies prepared or received by such Borrower or any ERISA Affiliate of: (i) at the request of Lender, each annual report (Internal Revenue Service Form 5500 series) and all accompanying schedules, actuarial reports, financial information concerning the financial status of each Plan, and schedules showing the amounts contributed to each Plan by or on behalf of Borrower or any ERISA Affiliates for the most recent three (3) plan years; (ii) all notices of intent to terminate or to have a trustee appointed to administer any Plan under Title IV of ERISA; (iii) all written demands by the PBGC under Subtitle D of Title IV of ERISA; (iv) all notices required to be sent to employees or to the PBGC under Section 302 of ERISA or Section 412 of the Code;
(v) all written notices received with respect to a Multiemployer Plan concerning
(x) the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA, (y) a termination described in Section 4041A of ERISA, or (z) a reorganization or insolvency described in Subtitle E of Title IV of ERISA; (vi) any new Plan that is subject to Title IV of ERISA or Section 412 of the Code adopted by Borrower or any ERISA Affiliate; (vii) any amendment to any Plan that is subject to Title IV of ERISA or Section 412 of the Code, if such amendment results in a material increase in benefits or Unfunded Benefit Liability; or
(viii) at the request of Lender, information regarding any unfunded pension liabilities or similar liabilities, severance liabilities, unemployment liabilities, wage claims, or the like, if favor of any Person including without limitation, an tax authority or Governmental Authority; and, in respect of each UK Plan copies of (ix) any actuarial report and valuation of that UK Plan, and any other actuarial advice material to the funding of the UK Plan; (x) any amending deeds or documents; (xi) notification of any decision to terminate the UK Plan; (xii) and notification of any litigation commenced or threatened against the UK Plan, its trustees or the applicable UK Corporation in respect of the UK Plan including any complaint made to the Pensions Ombudsman.

     SECTION 4.17.  Environmental Matters. Each Borrower shall cause all
                    ---------------------
Property owned or operated by Borrower to be kept free of contamination from Regulated Substance and any other harmful or physical conditions except as otherwise would be in compliance with applicable Environmental Laws. If any Obligor receives notice or becomes aware of any Environmental Claim or any violation of Environmental Laws or any contamination with Regulated Substances that relates to any of them or their respective Properties, then Obligor shall promptly provide written notice thereof to Lender and, upon written request of Lender, shall provide Lender with such reports, certificates, engineering studies or other written material or data as Lender may require so as to satisfy Lender that Obligor reasonably is in compliance with its obligations under this Agreement. In addition, if Lender shall at any time have reason to believe that any of the representations and warranties contained in Section 3.26 of this
                                                       ------------
Agreement is not accurate in any respect, or that any Borrower is in breach of its obligations under the foregoing provisions of this Section, Lender shall have the right at any time and from time to time to employ, or to require any Obligors at the Obligors' expense to employ, a qualified environmental consultant acceptable to Lender to conduct a pertinent environmental review, audit, assessment or report concerning the pertinent Borrower's operations and Property. Each Borrower shall cooperate fully with such consultant in any such audits, including by providing such access to any Borrower's books, records, Property, employees and agents and by furnishing such written and oral information as such consultant may reasonably request in connection with any such audits. Each Obligor (jointly and severally) shall indemnify and hold harmless Lender (and Lender's employees, agents, officers, directors, successors, and assigns) from all Environmental Claims directly or indirectly relating to or arising out of or based upon any presence or threatened presence of Regulated Substances at any Property owned or operated by any Borrower at any time or based upon any conduct or omission of any Borrower at any time or upon the breach by any Borrower of any covenant, agreement, representation, or warranty contained in this Agreement or any other Credit Documents or upon the violation of any Environmental Laws. This indemnity shall include (a) any Environmental Claim for personal injury (including sickness, disease, or death or the fear of any thereof), tangible property damage, nuisance, pollution, contamination, leak, spill, release, or other effect on the environment, and (b) the cost of any required, necessary, or appropriate response, investigation, repair, clean-up, treatment, removal, remediation, or detoxification of any Property or other properties affected by such release or threatened release, and the preparation and implementation of any other required, necessary or appropriate actions in connection with any Property or other properties affected by such release or threatened release. The covenants, agreements, representations, and warranties of Borrower contained in this Section shall survive the payment of the Obligations and the termination of this Agreement.

     SECTION 4.18.  Year 2000 Compatibility. Each Borrower shall take all action
                    -----------------------
necessary to assure that such Borrower's computer based systems are able to operate and effectively process data including dates on and after January 1, 2000. At the request of Lender, each Borrower shall provide Lender with assurance acceptable to Lender of such Borrower's Year 2000 compatibility.

     SECTION 4.19.  Consolidated Funded Debt to EBITDA. The ratio of
                    ----------------------------------
Consolidated Funded Debt to EBITDA for the Borrower Group shall not exceed the following:

          --------------------------------------------------------------------------------
          Applicable Period                                                 Ratio
          --------------------------------------------------------------------------------
          Effective Date through December 31, 1999                          5.00:1
          --------------------------------------------------------------------------------
          January 1, 2000 to December 31, 2000                              4.50:1
          --------------------------------------------------------------------------------
          January 1, 2001 to December 31, 2001                              4.00:1
          --------------------------------------------------------------------------------
          January 1, 2002 to December 31, 2002                              3.75:1
          --------------------------------------------------------------------------------
          January 1, 2003 to December 31, 2003 and thereafter               3.50:1
          --------------------------------------------------------------------------------

     SECTION 4.20.  Senior Funded Debt to EBITDA. The Borrower Group's ratio of
                    ----------------------------
Senior Funded Debt to EBITDA shall not exceed 2.50:1.

     SECTION 4.21.  Consolidated Tangible Net Worth. The Borrower Group's
                    -------------------------------
Consolidated Tangible Net Worth shall increase during the term of the Seller Note according to the chart below. For the first year of the term of the Seller Note, the increase in Consolidated Tangible Net Worth shall be determined as of December 31, 1999 and calculated by subtracting

Borrower Group's Consolidated Tangible Net Worth as of February 2, 1999 (the "Opening Consolidated Tangible Net Worth", as shown on the Opening Day Balance Sheets prepared by Arthur Andersen). Thereafter, for each successive year of the term of the Seller Note, the increase in Borrower Group's Consolidated Tangible Net Worth shall be determined as of December 31 of such year and calculated by subtracting the Opening Consolidated Tangible Net Worth.

                                                      Cumulative  Increase
     Effective Date through December 30, 1999              $   917,000

     Effective Date through December 30, 2000                1,917,000

     Effective Date through December 30, 2001                2,917,000

     Effective Date through December 30, 2002                3,917,000

     Effective Date through December 30, 2003                4,917,000

     Effective Date through December 30, 2004                5,917,000

     Effective Date through December 30, 2005                6,917,000

     Effective Date through December 30, 2006                7,917,000

     Effective Date through December 30, 2007                8,917,000

     Effective Date through December 30, 2008                9,917,000

     Effective Date through December 30, 2009               10,917,000

     Effective Date through December 30, 2010               11,917,000

     In addition, the Borrower covenants and agrees that Borrower will not make any payment to any shareholder in connection with the repurchase or sale of stock under the Shareholder Agreement (a "Redemption Payment") if such Redemption Payment would cause Borrower Group's Consolidated Tangible Net Worth, determined as of the date of any such Redemption Payment, to be less than the sum of: (a) the Consolidated Tangible Net Worth of the Borrower Group as of December 31 of the year immediately prior to the year in which the Redemption Payment is made (the "Payment Year") and (b) the Prorated Consolidated Tangible Net Worth Increase (as defined hereafter). For purposes of this Agreement, the "Prorated Consolidated Tangible Net Worth Increase" shall be determined by multiplying the dollar amount of the required annual increase in the Borrower Group's Consolidated Tangible Net Worth for the Payment Year (as set forth in this Section 4.21) by a fraction, the numerator of which shall be equal to the number of calendar days in the Payment Year which have elapsed as of the date of the Redemption Payment, and the denominator of which shall be equal to the number of calendar days in the Payment Year.

     SECTION 4.22.  Debt Service Coverage. The Borrower Group's ratio of (a)
                    ---------------------
consolidated EBITDA, net of incentive compensation, to (b) the sum of (i) consolidated portion of current long term debt, (ii) consolidated portion of current long term capital leases, and (iii) consolidated interest expense shall be at least 1.30:1.

     SECTION 4.23.  Negative Net Income. At no time shall Obligors on a
                    -------------------
consolidated basis sustain losses, ("Negative Net Income" defined as: Net Income exclusive of which calculation shall exclude any non-cash compensation charge recorded to reflect appreciation of Borrower Group's stock or stock options, provided however that any such non-cash compensation charge shall not be excluded from the calculation of Net Income for any Borrower that has converted its method of accounting to fixed plan accounting), in any two consecutive fiscal quarters or for any fiscal year.

     SECTION 4.24.  Principals. The Principals shall maintain in full force and
                    ----------
effect employment agreements and such other agreements that contain economic disincentives to competition provisions covering at least one year after termination of employment with any Borrower or Guarantor.

     SECTION 4.25.  Capital Contribution.  As of the date of this Agreement, the
                    ---------------------
shareholders of EHI, as a group, have contributed to the capital of EHI cash in an amount of not less than One Million Dollars ($1,000,000).

                                 ARTICLE IV-A
                                 ------------
                        ADDITIONAL SECURITY PROVISIONS
                        ------------------------------

     SECTION 4A.01. Security Interest. To further secure the  Seller Note, and
                    -----------------
all principal, interest, costs and expenses (including, without limitation, all costs of collection related thereto and all amounts advanced to protect the validity, security and priority of Lender's Liens in the Collateral securing the Seller Note) due Lender in respect thereof, and all amendments, allonges, extensions, modifications, renewals, restatements and substitutions thereto and therefor, and without limiting the legal operation and effect of any other Credit Document, each Borrower hereby collaterally assigns to Lender, and grants Lender a security interest in, all of such Borrower's Property described below, now owned and hereafter acquired, created or arising, and all of such Borrower's Property listed on any Schedule to this Agreement, now owned and hereafter acquired, created or arising, and in each case regardless of where such Property may be located and whether such Property may be in the possession of any Borrower, Lender, or a third party, and, if any of such Property may be held or stored with any Person other than a Borrower, together with all of each Borrower's rights now owned and hereafter acquired, created or arising relating to the storage and retrieval thereof and access thereto (all of which Property described below or listed on any such Schedule and all such rights of storage, retrieval and access being referred to herein as "Collateral"):

          (a) All of each Borrower's "accounts" (as defined in Article 9), and including all obligations for the payment of money arising out of each Borrower's rendition of services, or sale, lease or other disposition of each Borrower's goods or other property, and including all rentals, lease payments, and other moneys earned and to be earned, due and to become due, under any lease, and all rights of stoppage in transit, replevin, repossession and reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, and all guaranties or other contracts of suretyship with respect to any of the foregoing property, and all deposits, letters of credit, and other security for the obligation of any Account Debtor relating in any way to any of the foregoing property, and all credit and other insurance for any of the foregoing property and all contract rights ("Accounts"); and

          (b) All of each Borrower's right, title and interest in any and all depositary accounts, including any and all other demand, time, savings, passbook and like accounts, and including any Lock-Box, collateral accounts, cash management accounts, safe-keeping accounts, and safe-deposit boxes, and including any and all amounts and contents therein and thereof and all of each Borrower's rights under agreements relating thereto, and all of each Borrower's rights relating to the storage and retrieval thereof and access thereto ("Lender Accounts"); and

          (c) All of each Borrower's "chattel paper" (as defined in Article 9) ("Chattel Paper"); and

          (d) All of each Borrower's "documents" (as defined in Article 9) ("Documents"); and

          (e) All of each Borrower's "equipment" (as defined in Article 9) and goods which are or are to become fixtures ("Equipment"); and

          (f) All of each Borrower's "general intangibles" (as defined in Article 9) of every kind and description, and including all (i) advertisements in any medium (and other marketing and promotional materials in any medium), brochures, signs, stationery, business forms, packaging and shipping materials, telephone numbers, post office addresses, mailing addresses, e-mail addresses, so-called "web" sites and addresses and all codes and rights relating thereto, programs and software, licenses, permits, consents, and approvals of any Governmental Authorities and other Persons, federal, state, and local tax refund claims, financing statements in which any Borrower's interest appears as a secured party or lessor, and things in action, (ii) Intellectual Property, (iii) to the extent not otherwise included as Intellectual Property, all goodwill associated with or related to any of the foregoing or each Borrower or each Borrower's business, (iv) all obligations and indebtedness owing to any Borrower (other than Accounts), and (v) all rights and claims in respect of refunds for taxes paid ("General Intangibles"); and

          (g) All of each Borrower's moneys, securities and other property, now or hereafter held or received by, or in transit to, Lender, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and any balances, sums and credits of each Borrower held by Lender at any time existing and all of each Borrower's Lender Accounts at Lender ("Held Items"); and

          (h) All of each Borrower's promissory notes or other instruments or agreements evidencing any Borrower's right to payment from any Person or Persons, and including, without limitation, all of each Borrower's "instruments" (as defined in Article 9), and letters of credit ("Instruments"); and

          (i) All of each Borrower's "inventory" (as defined in Article 9), including all raw materials, work in process, parts, components, assemblies, supplies and materials used or consumed in any Borrower's business, all goods, wares and merchandise, finished or unfinished, held for sale or lease or leased or furnished or to be furnished under contracts of service or hire ("Inventory"); and

          (j) All of each Borrower's "securities" (whether certificated or uncertificated), "security entitlements," "securities accounts," "commodity contracts," "commodity accounts" and other "investment property" (as defined in Article 8A or Article 9, as the case may be) ("Investment Property"); and

          (k) All of each Borrower's right, title and interest in any tangible or intangible personal property that is not described within the other defined terms included within the definition of Collateral ("Other Personalty"); and

          (l) All cash and non-cash "proceeds" (as the term is used in Article
9) and all other amounts received in respect of any sale, exchange, lease, license or other disposition of any Collateral, and including insurance proceeds ("Proceeds"); and

          (m) All products of Collateral ("Products"); and

          (n) All of each Borrower's books, records, documents, ledger cards, invoices, bills of lading and other shipping evidence, credit files, computer programs, tapes, discs, diskettes, and other data and software storage medium and devices, customer lists, mailing lists, mailing labels, business forms and stationery, and other property and general intangibles evidencing or relating to each Borrower's Accounts, Inventory and/or other Collateral, or any Account Debtor, (including any rights of any Borrower with respect to the foregoing maintained with or by any other person) ("Records").

     SECTION 4A.02.  Chattel Paper and Instruments. Each Borrower shall mark or
                     -----------------------------
stamp the first page and the signature page of all Chattel Paper with a legend clearly and conspicuously stating that such Chattel Paper is subject to a continuing security interest in favor of Lender, and promptly upon Lender's request from time to time, and at each Borrower's sole cost and expense, and without limiting the effect of any other provision of this Agreement or any other Credit Document, each Borrower shall: (i) deliver to Lender such Chattel Paper, and execute and deliver to Lender such assignments of Chattel Paper and related endorsements of Chattel Paper, as Lender may request, and shall cause the makers of the Chattel Paper to deliver to Lender such acknowledgments of the assignments of Chattel Paper as Lender may request; and (ii) deliver to Lender such Instruments, and execute and deliver to Lender such collateral assignments of Instruments and related endorsements of Instruments, as Lender may request, and shall cause the makers of the Instruments to deliver to Lender such acknowledgments of assignment of Instruments as Lender may request.

     SECTION 4A.03.  Borrower's Collection Privileges. To further secure the
                     --------------------------------
Seller

Note, and all principal, interest, costs and expenses (including, without limitation, all costs of collection related thereto and all amounts advanced to protect the validity, security and priority of Lender's Liens in the Collateral securing the Seller Note) due Lender in respect thereof, and all amendments, allonges, extensions, modifications, renewals, restatements and substitutions thereto and therefor, and in addition to Lender's other rights, powers, and remedies under this Agreement, including those under Section 7.09, each Borrower agrees that Lender shall have the exclusive right to collect from Account Debtors, in the name of such Borrower or Lender, or in the name of Lender's designee, all Accounts, Chattel Paper, Documents, General Intangibles, Instruments, Investment Property and similar Collateral; provided, however, that prior to the revocation of the privilege by Lender in writing in Lender's discretion at any time after the occurrence and continuance of an Event of Default, each Borrower shall be privileged to collect such Borrower's Accounts, Chattel Paper, Documents, General Intangibles, Instruments, Investment Property and similar Collateral in the ordinary course of such Borrower's business so long as such Borrower shall apply all proceeds of such Collateral and collections in accordance with the terms of this Agreement. Nothing in this Agreement shall be construed as obligating Lender to take any actions to collect any Collateral.

     SECTION 4A.04. Collateral Account. Following the occurrence of an Event of
                    ------------------
Default and requirement by Lender that any Borrower maintain a Lock-Box, each Borrower shall maintain a Collateral Account into which Items of Payment received and processed through the Lock-Box, and any other payments received by such Borrower from Account Debtors, shall be deposited on the date of such Borrower's receipt thereof.

     SECTION 4A.05. Lock-Box. Following the occurrence of an Event of Default
                    --------
and notice from Lender that a Lock-Box shall be required, each Borrower shall maintain a Lock-Box administered by Lender in accordance with Lender's standard Lock-Box service and shall direct each Account Debtor to make payments on Accounts to the Lock-Box address.

     SECTION 4A.06  Additional Collateral. If any Borrower proposes to acquire
                    ---------------------
additional Property which would constitute Collateral, and if the security interest of Lender would not be a first priority perfected security interest upon acquisition of such Property, then except with respect to Permitted Liens, as to which this Section shall not apply, such Borrower shall, before acquiring such Property, take whatever actions Lender may require in order that, upon the acquisition of such Property, Lender will have a first priority perfected security interest therein.

     SECTION 4A.07  Further Assurances of Collateral. Each Borrower shall
                    --------------------------------
execute such further agreements, documents, financing statements and other instruments as may reasonably be requested by Lender in order to perfect the security interests granted herein. To the extent that possession of the Collateral may be necessary or advisable to perfect the collateral assignment and security interests granted hereby, each Borrower shall deliver such Collateral to Lender upon the request of Lender; provided that before the occurrence of an Event of Default, Lender shall not require physical possession of Collateral if such possession would materially impair Borrowers' ability to transact business in a commercially reasonably manner. Without limiting the generality of the foregoing, each Borrower hereby covenants and agrees that all Liens granted to Lender under this Agreement and/or any other Credit Documents, are, and shall at all times be, first priority Liens, subject only to Permitted Liens, and that no Property of any Borrower shall be subject to any Lien (regardless of priority) except for Permitted Liens.

                                   ARTICLE V
                                   ---------
                              NEGATIVE COVENANTS
                              ------------------

     Each Borrower covenants and agrees that from the date hereof and until the later of the Credit Termination Date or payment in full of all Obligations owed by any Borrower or Guarantor to Lender, unless Lender shall otherwise consent in writing:

     SECTION 5.01.  Restricted Payments. No Obligor shall make any payment of
                    -------------------
any incentive bonus or other incentive compensation (including the reasonable value of non-cash compensation) at any time that a monetary Default or non-monetary Event of Default exists under any of the Credit Documents or if such bonus or other incentive compensation would cause the Borrower Group to breach any of the Financial Covenants.

     SECTION 5.02.  Investments. No Obligor shall make, acquire or hold any
                    -----------
Investments other than Permitted Investments.

     SECTION 5.03.  Indebtedness. No Obligor shall incur, create, assume or
                    ------------
suffer to exist any Indebtedness other than Permitted Indebtedness.

     SECTION 5.04.  Maintenance of Permitted Indebtedness. No Obligor shall
                    -------------------------------------
prepay any Permitted Indebtedness, excepting any prepayments of the Obligations. No Obligor shall modify any agreement relating to any Permitted Indebtedness.
No Obligor shall make any payment on the Seller Subordinated Obligations except as expressly permitted in the Seller Subordination Agreement.

     SECTION 5.05.  Judgments. No Obligor shall permit any judgment that is not
                    ---------
covered by insurance entered against such Obligor to remain unsatisfied for a period of more than thirty (30) days after the judgment has become final.

     SECTION 5.06.  Transactions with Affiliates and Selling Shareholders.
                    -----------------------------------------------------
Obligors may engage in transactions with Affiliates so long as such transactions
(a) are on terms and conditions comparable to third-party arms length transactions; or (b) are employment or other compensation and benefit arrangements, including bonuses, incentive compensation, and stock option plans, which arrangements are entered into by such Obligor reasonably and in the ordinary course of such Obligor's business; or (c) are between such Obligor and an Obligor which is directly or indirectly wholly-owned by another Obligor.

     SECTION 5.07.  Line of Business; Name; Structure. No Obligor shall engage
                    ---------------------------------
in any business other than the business engaged in by such Obligor on the Effective Date and described on Schedule 3.22. No Obligor shall refuse, or
                                -------------
divert or refer to any other Person other than another Obligor any business or business opportunity that such Obligor could reasonably be expected to profit from in the ordinary course of such Obligor's business. No shareholder, officer, director or employee of any Obligor shall divert from such Obligor, or refer to any person other than a Obligor, any business or business opportunity that could be served by a Obligor in the ordinary course of such Obligor's business. Except for the name change of US Corporation to Environ International Corporation, no Obligor shall change its name or organizational structure without the prior written consent of Lender.

     SECTION 5.08.  Stock. Except for EHI which may issue additional shares of
                    -----
capital stock subject to the Shareholders' Agreement, no Obligor shall issue any additional shares of capital stock or other Equity Rights or Equity Interests except for securities (a) in respect of which it has no absolute and unqualified obligation to redeem or to pay cash distributions or dividends, and (b) the issuance of which does not result in an Event of Default.

     SECTION 5.09.  Dividends; Distributions; Repurchases. No Obligor shall
                    -------------------------------------
declare or pay any dividend on, or make any other distribution of assets on account of, or redeem, purchase or otherwise acquire for value (other than redemptions in accordance with the Shareholders Agreement as in effect on the date hereof), any shares of any class of its capital stock, or any equity interest in it held by any Person (other than one Obligor to another Obligor), or any equity rights in it held by any Person if there is an existing Default or if any of the foregoing would result in a violation of any of the Financial Covenants or of any of the financial covenants set forth in the Seller Note or credit agreement executed by Borrower in connection with the Seller Note.

     SECTION 5.10.  Subsidiaries. Except as may be expressly permitted in
                    ------------
Section 3.06 on the Effective Date, no Obligor shall (a) be or become a
------------
Subsidiary of any Person or (b) form or acquire or cause or permit any Person to be, a Subsidiary of any Obligor. Notwithstanding the foregoing, Borrowers may create new wholly owned Subsidiaries without the prior written consent of Lender so long as (a) such Subsidiaries are in the same business as Borrowers, (b) each such Subsidiary enters into a guaranty of the Loans on terms and conditions reasonably satisfactory to Lender, and (c) such Subsidiary secures its guaranty obligations by granting Lender a security interest in all of such Subsidiary's assets.

     SECTION 5.11.  Control. No Change of Control of any Obligor shall occur.
                    -------

     SECTION 5.12.  Consolidations; Mergers; Dispositions; Acquisitions. Except
                    ---------------------------------------------------
for Permitted Investments and as permitted by Section 5.10 above, no Obligor shall (i) enter into any transaction of merger or consolidation, or reorganization, or liquidate, wind up or dissolve itself, or suffer any liquidation or dissolution, or (ii) convey, sell, lease, license, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial or material portion of its business, Property or tangible or intangible assets, whether now owned or hereafter acquired, or (iii) sell, assign, convey, lease, license, abandon, transfer or otherwise dispose of, any of its Property or other assets which do not constitute Collateral except in the ordinary course of business, or (iv) acquire by purchase or otherwise any of the outstanding capital stock of, or all or substantially all of the business, Property or assets of, any Person. No Obligor shall sell, assign, convey, lease, license, abandon, transfer or otherwise dispose of, any Collateral, except that any Obligor may make (i) sales of Inventory in the ordinary course of such Obligor's business, (ii) sales for fair consideration of Equipment or other Property that is obsolete or no longer useful in such Obligor's business, and (iii) Permitted Licenses of Intellectual Property.

     SECTION 5.13.  Liens; Bailments; Certain Sales. No Obligor shall (a)
                    -------------------------------
create, incur, assume or suffer to exist any Lien or Lien Notice upon any Property of any Obligor other than Permitted Liens (including any Lien Notices that are Permitted Liens), or (b) license any Property of any Obligor to any other Person unless such license is a Permitted License, or (c) directly or indirectly, sell with or without recourse, or discount or factor, any Obligor's Accounts, Chattel Paper, Instruments, General Intangibles, or Documents.

     SECTION 5.14.  Risk Management Agreements. No Obligor shall be a party to
                    --------------------------
any Risk Management Agreement, other than with an entity approved by Lender, except as listed on Schedule 3.35 or as may be expressly required by a provision
                    -------------
of this Agreement.

                                  ARTICLE VI
                                  ----------
               EVENTS OF DEFAULT;  CERTAIN REMEDIES UPON DEFAULT
               -------------------------------------------------

     SECTION 6.01.  Events of Default. Subject to Section 6.01(s), each of the
                    -----------------
following events shall constitute an Event of Default attributable to all
Obligors:

          (a) Any Obligor's failure to pay within ten (10) days after the Payment Date any amount of principal or interest of any Loan due on such Payment Date; or

          (b) Any Obligor's failure to pay any late charges, Loan related expenses or fees of Lender, or any other sums (other than principal and interest) due under any of the Credit Documents within ten (10) days after Lender's demand for such payments; or

          (c) If any representation or warranty made by any Obligor in any Credit Document is not true, accurate and complete in all material respects when made; or

          (d) If any Obligor shall fail to fulfill the requirements of any insurance provisions of the Credit Documents; or

          (e) Any Borrower's failure to notify Lender of any Notification Event as required in accordance with the requirements of Section 4.02; or

          (f) The Borrower Group's failure to satisfy any of the Financial Covenants; or

          (g) The failure by Obligor to fulfill a covenant of this Agreement or any other Credit Documents.

          (h) If any statement, report, appraisal, certificate, opinion, or other information furnished to Lender by any Person on behalf of Borrower in connection with the Borrowers' application for the Loans was not true, accurate and complete in all material respects when so furnished to Lender and on the Effective Date; or

          (i) If any statement, report, certificate, opinion, or other information furnished to Lender with or in accordance with the terms of this Agreement (including all annexes, schedules, and exhibits to the Credit Documents and all materials delivered to Lender to satisfy any condition of this Agreement) is not true, accurate and complete in all material respects when so furnished to Lender; or

          (j) The determination in good faith by Lender that a material adverse change has occurred on a consolidated basis in the financial or operating condition or business prospects of the Obligors from the condition set forth in the most recent financial statements of the Obligors furnished to Lender in connection with the Loans, or from the financial or operating condition or business prospects of the Obligors as heretofore most recently disclosed to Lender in writing by the Obligors, or the occurrence of any other fact, event or circumstance which Lender reasonably believes is likely to have a Material Adverse Effect on the Obligors on a consolidated basis; or

          (k) If one or more judgments or decrees shall be entered against any Obligor involving a liability of Two Hundred Fifty Thousand Dollars ($250,000) or more in the aggregate which shall not have been satisfied, vacated, discharged or stayed or bonded pending appeal within thirty (30) days from the entry thereof and which is not covered by insurance; or

          (l) The occurrence of a Change of Control of any Obligor; or

          (m) If any Obligor shall default in any payment of any Indebtedness to any Person, including any Affiliate of Lender (other than the Obligations), or shall breach any other terms, representations, warranties, covenants, conditions, or other provisions applicable to any such Indebtedness if the occurrence of any such default or breach would entitle the holder of such Indebtedness to accelerate such Indebtedness or exercise any other remedies (and the acceleration thereof or exercise of remedies would have a Material Adverse Effect on the Borrower Group, and, if there is a cure period applicable to any such breach or default, such breach or default shall not have been cured within the cure period applicable thereto; or

          (n) If any Obligor shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator of itself or any of its property, (ii) admit in writing its inability to pay its debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated bankrupt or insolvent, (v) file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or if corporate or other action shall be taken by such Obligor for the purposes of effecting any of the foregoing, or (vi) consent to, approve of or acquiescence in any such proceeding or the appointment of any receiver of or trustee for any of its property, or suffer any such receivership, trusteeship or proceeding to continue undischarged for a period of sixty (60) days; or

          (o) Omitted.

          (p) the net loss through death, disability or voluntary or involuntary termination of employment within a fiscal year of Principals (after taking into account the hiring of new Principals and the promotion to Principal of existing employees) who are responsible for clients with average annual gross revenues over the most recent two complete fiscal years equal to or greater than twenty percent (20%) of the gross revenues of the US Corporation in the most recent complete fiscal year; or

          (q) Borrower shall default in any swap agreement (as defined in 11 U.S.C. (S)101) with Lender or any Affiliate of Lender; or

          (r) If (a) with respect to any Plan, there shall occur any of the following which could reasonably be expected to have a Material Adverse Effect:
(i) the violation of any of the provisions of ERISA; (ii) the loss by a Plan intended to be a Qualified Plan of its qualification under Section 401(a) of the Code; (iii) the incurrence of liability under Title IV of ERISA; (iv) a failure to make full payment when due of all amounts which, under the provisions of any Plan or applicable law, any Borrower or any ERISA Affiliate is required to make;
(v) the filing of a notice of intent to terminate a Plan under Sections 4041 or 4041A of ERISA; (vi) a complete or partial withdrawal of Borrower or an ERISA Affiliate from any Plan; (vii) the receipt of a notice by the plan administrator of a Plan that the PBGC has instituted proceedings to terminate such Plan or appoint a trustee to administer such Plan; (viii) a commencement or increase of contributions to, or the adoption of or the amendment of, a Plan; and (ix) the assessment against any Borrower or any ERISA Affiliate of a tax under Section 4980B of the Code; or (b) the Unfunded Benefit Liability of all of the Plans of Borrower, and each ERISA Affiliate shall, in the aggregate, exceed an amount that could reasonably be expected to have a Material Adverse Effect on Borrower Group.

          (s) The provisions described in Section 6.01(c), (d) and (f) through
(j) shall not constitute Events of Default hereunder unless the events described in such actions are not cured within thirty (30) days after notice from Lender; provided that if Borrower commences a cure within the initial thirty (30) day cure period and diligently pursues to cure the Default thereafter, Borrower shall have up to sixty (60) days to cure such Default if it is not capable of cure within thirty (30) days.

     SECTION 6.02.  Acceleration. Upon the occurrence of an Event of Default,
                    ------------
and at any time thereafter unless and until such Event of Default has been waived by Lender in writing or cured to the satisfaction of Lender as expressly acknowledged by Lender in writing, Lender may take any or all of the following actions against any or all Obligors: (a) declare the Credit Termination Date accelerated (without the necessity of any notice) on any Loan; and/or (b) declare the unpaid principal of, and all accrued and unpaid interest on, the Loan and any and all other outstanding and unpaid Obligations to be due, whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower and each other Obligor; and/or (c) enforce any and all rights and interests created and existing under the Credit Documents and all rights of set-off; provided, however, without limiting the generality of the foregoing, upon the occurrence of an Event of Default described in Section 6.01(n) above, (i) the Credit Termination Date shall be immediately accelerated (without the necessity of any notice), and (ii) the unpaid principal of, and all accrued and unpaid interest on, the Loan and any and all other outstanding and unpaid Obligations shall be immediately due and payable to Lender without any action on the part of Lender, and without presentment, demand, protest, or other notice of any kind, all of which are hereby waived.

     SECTION 6.03.  Other Remedies. In addition to the foregoing, upon the
                    --------------
occurrence of an Event of Default, and at any time thereafter unless and until such Event of Default has been waived by Lender in writing or cured to the satisfaction of Lender as expressly acknowledged by Lender in writing, Lender may do any of the following:

          (a) Collect and enforce payment of all of each Borrower's Deposit Accounts, Accounts, General Intangibles, Chattel Paper, Instruments and Documents and rights and remedies with respect to such Property as would otherwise be exercised by any Borrower, including: the power to take possession of and endorse in the name of such Borrower, any Items of Payment of any kind and any other documents received; the power to extend the time of payment of, the time to sue for, and the time to give acquittances for, monies due; and the power to withdraw proceeds deposited in the name of the applicable Borrower in any bank or savings institution.

          (b) Sell or otherwise dispose of the Collateral, or any part thereof, at public or private sale (or at any broker's board or on any securities exchange) or otherwise, for cash, upon credit or for future delivery as Lender shall deem appropriate. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Borrower, and each Borrower hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which any Borrower now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Lender shall give each Borrower at least ten (10) days' written notice (which each Borrower agrees is reasonable notice within the meaning of Section 9-504(3) of the UCC) of Lender's intention to make any sale of Collateral owned by any Borrower. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Lender may fix and state in the notice of such sale, and at any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as Lender may (in its discretion) determine, and Lender shall not be obligated to make any sale of any Collateral if Lender shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given, and Lender may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, to any Borrower or anyone else, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by Lender until the sale price is paid by the purchaser or purchasers thereof, but Lender shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for Collateral so sold and, in case of any such failure, such of the Collateral may be sold again upon notice to Borrower as set forth in this Section. At any public sale made pursuant to this Section, Lender may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay or appraisal on the part of Borrower (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to Lender from Borrower as a credit against the purchase price, and Lender may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Borrower therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; Lender shall be free to carry out such sale pursuant to such agreement, and Borrower shall not be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after Lender shall have entered into such an agreement, all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon Lender, Lender may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed Receiver. Upon any sale of Collateral by Lender (including a sale pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of Lender or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral being sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to Lender or such officer or be answerable in any way for the misapplication thereof. Borrower agrees that in selling or otherwise disposing of the Collateral and in exercising Lender's rights and remedies to the Collateral, Lender and/or any Receiver and/or any designee of Lender and/or any Receiver shall have the unrestricted and irrevocable right (so long as not violative of law) to advertise, sell, lease, license or otherwise dispose of the Collateral under and together with, and shall otherwise have the unrestricted and irrevocable right to use, without limitation, in connection therewith, any and all of Borrower's advertisements in any medium (and other marketing and promotional materials in any medium), brochures, signs, stationery, business forms, packaging and shipping materials, programs, software, licenses, permits, consents, approvals, and Intellectual Property relating to such Collateral and/or Borrower's business, and all agreements with employees and former employees relating to any of the foregoing, and each Borrower shall indemnify and hold harmless Lender and any Receiver, and their designees, shareholders, directors, officers, employees, agents, attorneys, accountants, and other advisors, from and against any and all claims (including claims for royalties and/or money damages and/or claims for injunctive relief), liabilities, damages, royalties, and penalties of any Person, and Lender's and any Receiver's costs and expenses (including attorney's fees) and those of their designees, shareholders, directors, officers, employees, agents, attorneys, accountants, and other advisors, incurred to defend against any thereof.

          (c) With regard to all Collateral so collected, sold or otherwise disposed of, to the extent permitted by applicable law, Lender shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement, first, to the settlement of all
                                               -----
Liens on the Collateral prior to Lender's Lien; second, to the payment of all
                                                ------
Collection Costs; and third, to the payment of all Obligations, and, in case of
                      -----
any deficiency, Lender may collect such deficiency from any Borrower (provided however, nothing in this provision shall be construed in derogation or limitation of any guaranty of payment or used to construe any guaranty of payment as being merely a guaranty of collection).

          (d) Notwithstanding anything in this Agreement or any other Credit Document to the contrary, Lender's declaration of default and exercise of remedies with respect to any swap agreement (as defined in 11 U.S.C. (S)101) between an Obligor and Lender shall not be governed by this Agreement or any other Credit Documents, but rather by the applicable swap agreement (as defined in 11 U.S.C. (S)101).

     SECTION 6.04.  Receiver. If an Event of Default shall occur and be
                    --------
continuing, Lender shall be entitled as a matter of right and to the extent permitted by law, without notice to any Obligor, and without regard to the adequacy of security, to the immediate ex parte appointment of a Receiver by a
                                       -- -----
court having jurisdiction in order to carry out all rights and remedies available to Lender upon such Event of Default, and to manage, protect and preserve the Collateral, and any other Property of any Borrower and continue to operate or liquidate any Borrower's business and to collect all revenues and profits thereof and apply the same to the payment of all expenses and other charges of such receivership, custodianship or similar appointment, including compensation of the Receiver and to the payment of the Obligations, and to the payment of such other claims and expenses as may appear appropriate. If Lender shall apply for the appointment of, or the taking of possession by, a Receiver, to hold, operate or liquidate all or any substantial part of the properties or assets of any Borrower, such Borrower hereby consents to any such appointment and taking of possession. Each Borrower shall deliver to any Receiver so appointed upon Lender's request all original Records, and any other records, books, and other information regarding the Collateral, and any other Property of such Borrower and the operations of the business of such Borrower.

     SECTION 6.05.  Waivers. Each Borrower waives presentment, demand, notice of
                    -------
dishonor, and protest, and all demands and notices of any action taken by Lender under this Agreement, except as otherwise provided herein, are hereby waived, and any indulgence of Lender, substitution for, exchange of or release of collateral, or addition or release of any person liable on the collateral is hereby assented and consented to and shall not operate or be claimed to operate to release or exonerate any other collateral or person or any claim of Lender.

     SECTION 6.06.  Arbitration.
                    -----------

          (a) Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any claim or controversy arising out of, or relating to this Agreement or the Credit Documents between the parties hereto (a "Dispute") shall be resolved by binding arbitration conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and the Federal Arbitration Act. Disputes may include, without limitation, tort claims, counterclaims, disputes as to whether a matter is subject to arbitration, claims brought as class actions, or claims arising from documents executed in the future. A judgment upon the award may be entered in any court having jurisdiction. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to swap agreements.

          (b)  Special Rules. All arbitration hearings shall be conducted in the
               -------------
city in which the office of Lender first stated above is located. A hearing shall begin within 90 days of demand for arbitration and all hearings shall be concluded within 120 days of demand for arbitration. These time limitations may not be extended unless a party shows cause for extension and then for no more than a total of 60 days. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. Arbitrators shall be licensed attorneys selected from the Commercial Financial Dispute Arbitration Panel of the AAA. The parties do not waive applicable Federal or state substantive law except as provided herein.

          (c) Preservation and Limitation of Remedies.  Notwithstanding the
              ---------------------------------------
preceding binding arbitration provisions, the parties agree to preserve, without diminution, certain remedies that any party may exercise before or after an arbitration proceeding is brought. The parties shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale or under applicable law by judicial foreclosure including a proceeding to confirm the sale; (ii) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; and (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding. Any claim or controversy with regard to any party's entitlement to such remedies is a Dispute. Each party agrees that it shall not have a remedy of punitive or exemplary damages against the other in any Dispute and hereby waive any right or claim to punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute, whether the Dispute is resolved by arbitration or judicially. The parties acknowledge that by agreeing to binding arbitration they have irrevocably waived any right they may have to a jury trial with regard to a Dispute.

                                  ARTICLE VII
                                  -----------
                                 MISCELLANEOUS
                                 -------------

     SECTION 7.01.  Further Assurances. Each Borrower shall execute and deliver
                    ------------------
to Lender such further assurances of this Agreement and the matters contemplated by this Agreement and the other Credit Documents, including any Lien Notices in favor of Lender, promptly from time to time upon Lender's written request.

     SECTION 7.02.  Successors and Assigns. This Agreement and the other Credit
                    ----------------------
Documents shall be binding upon and inure to the benefit of Lender and its successors and assigns and any holders of the Notes. No Borrower shall, without Lender's prior written consent, which consent may be withheld in Lender's discretion, assign any of such Borrower's rights under this Agreement or any of the other Credit Documents to any Person, and any attempt of such an assignment by any Borrower without Lender's prior written consent shall be void. Lender may sell or assign to any financial institution or institutions, and such financial institution or institutions may further sell or assign a participation interest (undivided or divided) in, Lender's rights and benefits under this Agreement and the other Credit Documents, and to the extent of that assignment such assignee or assignees shall have the same rights and benefits against each Borrower under this Agreement and the other Credit Documents as it or they would have had if such assignee or assignees were Lender making the Loans. Each Borrower shall promptly upon Lender's request furnish confirmation in writing to any such assignees such information as Lender or any such assignee may request regarding any matters, or the status thereof, relating to the Loans, the Notes, this Agreement, the other Credit Documents, or any

Obligor Information. Lender may from time to time in its discretion appoint agents for the purpose of servicing and administering this Agreement and the transactions contemplated hereby and enforcing or exercising any rights or remedies of Lender provided under this Agreement and under the other Credit Documents or otherwise. In furtherance of such agency, Lender may from time to time direct that each Borrower and any other Obligor provide notices, certificates, reports, and other Obligor Information contemplated by this Agreement (or duplicates thereof) to such agent. Each Obligor consents to the appointment of any such agent and agrees to provide all such notices, certificates, reports, and other Obligor Information to such agent and to otherwise deal with such agent acting on behalf of Lender in the same manner as would be required if dealing with Lender itself and Lender agrees to give each Borrower notice of the appointment of any such agent.

     SECTION 7.03.  Severability. Any provision of this Agreement prohibited by
                    ------------
the laws of any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, or modified to conform with such laws, without invalidating the remaining provisions of this Agreement, and any such prohibition in any jurisdiction shall not invalidate such provisions in any other jurisdiction.

     SECTION 7.04.  Governing Law. This Agreement and the other Credit Documents
                    -------------
and the rights and obligations of the parties hereunder and thereunder shall be governed by and construed and interpreted in accordance with the laws of the Commonwealth of Virginia (excluding Virginia conflict of laws rules), including all matters of construction, validity and performance, regardless of the location of the parties or any Property, excepting, however, that the UCC (or decisional law) of a jurisdiction other than Virginia may provide the method of perfection of liens and security interests created under this Agreement and the other Credit Documents.

     SECTION 7.05.  Jurisdiction; Venue; Service. Each Borrower irrevocably
                    ----------------------------
consents to the non-exclusive personal jurisdiction of the courts of the Commonwealth of Virginia and, if a basis for federal jurisdiction exists, the non-exclusive jurisdiction of the United States District Court for the District of Virginia. Each Borrower agrees that venue shall be proper in any circuit court of the Commonwealth of Virginia selected by Lender or, if a basis for federal jurisdiction exists, in any Division of the United States District Court for the District of Virginia. Each Borrower waives any right to object to the maintenance of any suit or claim in any of the state or federal courts of the Commonwealth of Virginia on the basis of improper venue or of inconvenience of forum. Any suit or claim brought by any Borrower against Lender that is based, in whole or in part, directly or indirectly, on this Agreement or any matters relating to this Agreement or the other Credit Documents, shall be brought in a court only in the Commonwealth of Virginia. No Borrower shall file any counterclaim against Lender in any suit or claim brought by Lender against such Borrower in a jurisdiction outside of the Commonwealth of Virginia unless under the rules of the court in which Lender brought such suit or claim the counterclaim is mandatory, and not permissive, and would be considered waived unless filed as a counterclaim in the claim or suit instituted by Lender against such Borrower. Each Borrower agrees that any forum outside the Commonwealth of Virginia is an inconvenient forum and that a suit brought by such Borrower against Lender in any court outside the Commonwealth of Virginia should be dismissed or transferred to a court located in the Commonwealth of Virginia. Each of the parties

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

hereto further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set out for notices in this Agreement, such service to become effective thirty
(30) days after such mailing. Nothing herein shall affect the right of Lender to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against any Borrower or any other Person in any other jurisdiction.

     SECTION 7.06.  Counterparts. This Agreement may be executed in any number
                    ------------
of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

     SECTION 7.07.  Survival. All representations and warranties and indemnities
                    --------
made by any Borrower herein shall survive delivery of the Notes and the making of the Loan.

     SECTION 7.08.  Notices. Any notice required or permitted by or in
                    -------
connection with this Agreement shall be in writing and shall be made by telecopy, or by hand delivery, or by overnight delivery service, or by certified mail, return receipt requested, postage prepaid, addressed to the parties at the appropriate address set forth below or to such other address as may be hereafter specified by written notice by the parties to each other. Notice shall be considered given as of the earlier of the date of actual receipt, or the date of the telecopy or hand delivery, one (1) Business Day after delivery to an overnight delivery service, or three (3) Business Days after the date of mailing, independent of the date of actual delivery or whether delivery is ever in fact made, as the case may be, provided the giver of notice can establish that notice was given as provided herein. Notwithstanding the aforesaid procedures, any notice or demand upon any Obligor, in fact received by such Obligor, shall be sufficient notice or demand. Each undersigned Obligor (other than Borrower) hereby appoints Borrower as his, her or its agent for purposes of receiving notices under this Agreement and the other Credit Documents, so that notices given to Borrower shall be fully effective notice to Borrower and to each such other undersigned Obligor (other than Borrower).

                  If to Lender:       APPLIED BIOSCIENCE INTERNATIONAL INC.
                                      3151 Seventeenth Street Extension
                                      Wilmington, North Carolina 28412
                                      Telecopy: (910) 772-6951

                  If to Obligors:     Environ Holdings, Inc.
                                      4350 North Fairfax Drive
                                      Suite 300
                                      Arlington, Virginia 22203
                                      Attn: Guy Lewis
                                      Telecopy No. (703) 516-2462

     SECTION 7.09.  Lender Appointed Attorney-in-Fact. Each Borrower hereby
                    ---------------------------------
appoints Lender as such Borrower's attorney-in-fact, with power of substitution, which appointment is coupled with an interest and irrevocable but which appointment shall not be exercised except during the continuance of any Event of Default hereunder, to do each of the following in the name of such Borrower or in the name of Lender or otherwise, for the use and benefit of Lender, but at the cost and expense of such Borrower, and with or without notice to such Borrower: (a) notify the Account Debtors to make payments directly to Lender, and to take control of the cash and non-cash proceeds of any Collateral; (b) compromise, extend, or renew any of the Collateral or deal with the same as it may deem advisable; (c) release, make exchanges, substitutions, or surrender of all or any part of the Collateral; (d) remove from such Borrower's place of business all Records relating to or evidencing any of the Collateral or without cost or expense to Lender, make such use of such Borrower's places of business as may be reasonably necessary to administer, control and collect the Collateral; (e) repair, alter or supply goods, if any, necessary to fulfill in whole or in part the purchase order or similar order of any Account Debtor; (f) demand, collect, receipt for and give renewals, extensions, discharges and releases of any of the Collateral;
(g) institute and prosecute legal and equitable proceedings to enforce collection of, or realize upon, any of the Collateral; (h) settle, renew, extend compromise, compound, exchange or adjust claims with respect to any of the Collateral or any legal proceedings brought with respect thereto; (i) endorse the name of such Borrower upon any Items of Payment relating to the Collateral or upon any proof of claim in bankruptcy against an Account Debtor; (j) institute and prosecute legal and equitable proceedings to reclaim any of the goods sold to any Account Debtor obligated on an Account at a time when such Account Debtor was insolvent; and (k) receive and open all mail addressed to such Borrower and notify the postal authorities to change the address for the delivery of mail to such Borrower to such address as Lender may designate.

     SECTION 7.10.  Remedies Cumulative. No failure or delay on the part of
                    -------------------
Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Obligor and Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which Lender would otherwise have. No notice to or demand on any Borrower in any case shall entitle such Borrower or any Obligor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Lender to any other or further action in any circumstances without notice or demand.

     SECTION 7.11.  Amendments, Waivers and Consents. Neither this Agreement nor
                    --------------------------------
any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing signed by Lender.

     SECTION 7.12.  Waivers of Claims; Consequential and Punitive Damages. Each
                    -----------------------------------------------------
Borrower and Lender hereby waive to the fullest extent permitted by law all claims to consequential and punitive damages in any lawsuit or other legal action brought by either of them against the other of them in respect of any claim between them arising under this Agreement, the other Credit Documents, or any other agreement or agreements between them at any time, including any such agreements, whether written or oral, made or alleged to have been made at any time prior to the date hereof, and all agreements made hereafter or otherwise, and any and all claims arising under common law or under any statute of any state or the United States of America, whether any such claims be now existing or hereafter arising, now known or unknown. In making this waiver Lender and each Borrower acknowledge and agree that there shall be no claims for consequential or punitive damages made by Lender against any Borrower and there shall be no claims for consequential or punitive damages made against Lender by any Borrower. Lender and each Borrower acknowledge and agree that this waiver of claims for consequential damages and punitive damages is a material element of the consideration for this Agreement.

     SECTION 7.13.  No Third Party Beneficiaries. There shall be no third party
                    ----------------------------
beneficiaries of this Agreement.

     SECTION 7.14.  Entire Agreement. Borrower and Lender agree that the Credit
                    ----------------
Documents are a complete and exclusive expression of all the terms of the Loans and agrees that all prior agreements, statements, and representations, whether written or oral, which relate in any way to the Loans are hereby superseded and shall be given no force and effect, and that no promise, inducement, or representation has been made to any Obligor which relates in any way to the Loans, other than what is expressly stated in the Credit Documents. Each Borrower has executed the Credit Documents in full, understands the terms therein, and is executing this Agreement after the opportunity to have full consultation with counsel of such Borrower's choice.

     SECTION 7.15.  WAIVER OF JURY TRIAL. EACH BORROWER AND LENDER HEREBY WAIVE
                    --------------------
ALL RIGHT TO TRIAL BY JURY OF ANY AND ALL CLAIMS BETWEEN THEM OF ANY TYPE, INCLUDING CLAIMS ARISING UNDER AND/OR RELATING IN ANY WAY TO THIS AGREEMENT AND/OR THE OTHER CREDIT DOCUMENTS AND/OR THE TRANSACTIONS CONTEMPLATED BY THE CREDIT DOCUMENTS. EACH BORROWER AND LENDER ACKNOWLEDGES THAT THIS IS A WAIVER OF A LEGAL RIGHT AND THAT THIS WAIVER IS MADE KNOWINGLY AND VOLUNTARILY AFTER CONSULTATION WITH COUNSEL OF ITS CHOICE. ALL CLAIMS ARISING UNDER THIS AGREEMENT AND/OR THE OTHER CREDIT DOCUMENTS AND/OR THE TRANSACTIONS CONTEMPLATED BY THE CREDIT DOCUMENTS SHALL BE TRIED BEFORE A JUDGE OF A COURT HAVING JURISDICTION, WITHOUT A JURY.

     SECTION 7.16.  Judgment Currency.
                    -----------------

          (a) If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or under the Notes or any other Credit Document from a currency ("Original Currency") to another currency ("Other Currency"), the parties hereto agree to the fullest extent they may effectively do so, that the rate of exchange used shall be that at which Lender could in accordance with normal banking procedures purchase the Original Currency with the Other Currency on the second Business Day preceding that on which such final judgment is given.

          (b) The obligation of any Borrower in respect of any sum due in the Original

Currency from any Borrower to Lender hereunder or under the Notes shall, notwithstanding any judgment in any Other Currency, be discharged only if and to the extent that on the Business Day following receipt by Lender of any sum adjudged to be so due in such Other Currency, Lender may in accordance with normal Banking procedures purchase such amount of the Original Currency with such Other Currency which it could have purchased on the second Business Day preceding that on which the final judgment referred to in clause (a) above is given. If the amount of the Original Currency so purchased is less than the amount of the Original Currency that Lender could have purchased on the second Business Day preceding that on which such final judgment is given, each Borrower agrees, as a new and separate obligation and notwithstanding any such judgment, to indemnify Lender against, and pay Lender on demand, such difference, and if the amount of the Original Currency so purchased exceeds the amount of the Original Currency which Lender could have purchased on the second Business Day preceding that on which such final judgment is given, Lender agrees to remit to such Borrower such excess.

     SECTION 7.17.  Waiver of Immunity. Each Borrower hereby represents,
                    ------------------
warrants and agrees that to the extent that any Borrower or any of such Borrower's property and assets may have or hereafter acquire any right of sovereign or other immunity from suit, court jurisdiction, attachment in aid of execution of judgment, set-off, execution or other legal process, such Borrower hereby irrevocably waives, to the fullest extent permitted by law, such right of immunity with respect to such Borrower's obligations hereunder and with respect to legal proceedings to enforce the same and to enforce any judgment rendered in such proceedings.

     SECTION 7.18.  Publicity. Lender may, in Lender's discretion and at
                    ---------
Lender's expense, publicize or otherwise advertise by so-called "tombstone" advertising or otherwise Lender's financing transactions with Borrowers and Guarantors. Lender may include references to Borrowers and Guarantors (and may use any logo or other distinctive symbol associated with Borrowers or Guarantors), and the transactions contemplated by this Agreement, in connection with any advertising, promotion, or marketing undertaken by Lender.

                                 ARTICLE VIII
                                 ------------
                   NO FURTHER OBLIGATION - REVOLVING CREDIT
                   ----------------------------------------
                          LOANS AND LETTERS OF CREDIT
                          ---------------------------

     SECTION 8.01.  Repayment of Term Loan and Subordination Agreement. As of
                    --------------------------------------------------
March 30, 1999, Borrower has refinanced the Term Loan (the "FUNB Term Loan") with First Union National Bank ("FUNB") and repaid to Lender all amounts outstanding with respect to the Term Loan. In connection with the refinancing, Lender entered into a Subordination and Intercreditor Agreement with FUNB dated March 30, 1999 (the "Subordination Agreement") pursuant to which Lender has agreed, inter alia, to subordinate the Seller Note to the FUNB Term Loan and to
        ----- ----
a revolving credit facility to be extended by FUNB to Borrower. In consideration of Lender's entrance into the Subordination Agreement, Borrower covenants and agrees that, notwithstanding anything in this Restatement to the contrary, (i) Lender has and shall have no obligation to make Revolving Credit Loans to Borrower under Article II-A hereof or to issue any Letters of Credit to or for the benefit of Borrower pursuant to Article II-C hereof, and (ii) Article II-A and Article II-C hereof shall be of no further force or effect and this Restatement shall interpreted as though such Sections do not appear and (iii) so long as any Obligations (as such term is defined in the FUNB Credit Agreement) remain outstanding from Borrower to FUNB or FUNB shall have any obligation or commitment under the FUNB Credit Agreement to take any action required to be taken by FUNB under the terms of the FUNB Credit Agreement or to advance any monies to Borrower, Lender shall not (a) make the Revolving Credit Loan to Borrower or (b) issue any Letter of Credit to Borrower pursuant to the terms of Article II-C hereof.

     SECTION 8.02. Continuing Obligation to Subordinate. So long as the Seller
                   ------------------------------------
Note is outstanding in the event that the Lender does not extend to Borrower a working capital line of credit upon expiration of the "Working Capital Loan" (as defined and provided for in that certain Credit and Security Agreement dated as of March 30, 1999 between FUNB and the Borrower), Lender will subordinate the Seller Note to any third party working capital line or lines of credit which in the aggregate do not exceed $3,500,000 and which is made upon the same terms and conditions as the aforementioned "Working Capital Loan" in all material respects.

     SECTION 8.03  EAGL Security.  As a condition of Lender continuing to make
                   ---------------
available funds advanced under the Seller Note, EHI shall cause its subsidiary EAGL to provide Lender with security for the Borrowers' obligations arising under the Seller Note. Such security shall comprise a Guaranty and a Mortgage Debenture. EHI shall also deliver a Pledge of EAGL stock to Lender which shall also secure Borrower's obligations arising under the Seller Note. It is expressly understood and agreed that the security provided by EAGL to Lender shall be governed by the terms and provisions of the Subordination Agreement.

     IN WITNESS WHEREOF, Lender and each Borrower, intending to be legally bound hereby, have caused this Restatement to be duly executed and delivered under seal as of the date first above written.

WITNESS:                        LENDER:
                                APPLIED BIOSCIENCE INTERNATIONAL INC.


/s/ Jean G. Wachtel                   By: /s/ Fred B. Davenport, Jr. (SEAL)
-------------------                        -------------------------
                                      Name: Fred B. Davenport, Jr.
                                      Title: Vice President


                                BORROWERS:
                                ENVIRON HOLDINGS, INC.
                                a Delaware corporation


/s/ Margaret D. Breyer                By: /s/ Joseph H. Highland (SEAL)
----------------------                    ----------------------
                                          Name:  Joseph H. Highland
                                          Title: Chairman & CEO



                                 ENVIRON INTERNATIONAL CORPORATION
                                 a Virginia corporation


/s/ Margaret D. Breyer           By: /s/ Joseph H. Highland (SEAL)
    ------------------               ----------------------
                                 Name:  Joseph H. Highland
                                 Title: Chairman & CEO